                                                                    EXHIBIT 10.1


                         RECEIVABLES FINANCING AGREEMENT

                            Dated as of May 30, 2006
                                      Among

                              HAYES FUNDING II, LLC
                                 as the Borrower

                                       and

      the financial institutions from time to time party hereto as Lenders

                                       and

                               CITICORP USA, INC.
                              as the Program Agent

                                       and

                           HLI OPERATING COMPANY, INC.
                                   as Servicer

                                              HL RECEIVABLES FINANCING AGREEMENT

                               SCHEDULES

SCHEDULE 1.01-1   -    Special Concentration Limits
SCHEDULE 1.01-2   -    Credit and Collection Policy
SCHEDULE 1.01-3   -    Commitments
SCHEDULE 1.01-4   -    Originators and Notice Information
SCHEDULE 1.01-5   -    Deductions from NRPB
SCHEDULE 3.01     -    List of Closing Documents
SCHEDULE 4.01(f)  -    Material Litigation
SCHEDULE 4.01(k)  -    Deposit Banks
SCHEDULE 6.09(b)  -    Facility Account

                               ANNEXES

ANNEX A           -    Assignment and Acceptance
ANNEX B           -    Form of Borrower Report
ANNEX C           -    Form of Daily Report
ANNEX D           -    Form of Deposit Account Agreement
ANNEX E           -    Form of Funds Transfer Letter
ANNEX F           -    Form of Weekly Report
ANNEX G           -    Form of Note
ANNEX H           -    Form of Parent Undertaking (Servicer)
ANNEX I           -    Form of Parent Undertaking (Originators)

                                              HL RECEIVABLES FINANCING AGREEMENT

                                                                  EXECUTION COPY

                         RECEIVABLES FINANCING AGREEMENT

                            Dated as of May 30, 2006

            THIS RECEIVABLES FINANCING AGREEMENT (as amended, restated, supplemented and otherwise modified from time to time, this "Agreement") is entered into among HAYES FUNDING II, INC., a Delaware corporation (the "Borrower"), the financial institutions from time to time party hereto (each a "Lender" and collectively, the "Lenders"), CITICORP USA, INC., a Delaware corporation ("CUSA"), as program agent (the "Program Agent") for the Lenders, and HLI OPERATING COMPANY, INC., a Delaware corporation ("HLIOC"), as Servicer (as defined below).

            PRELIMINARY STATEMENT. SPE I (as defined below) has acquired, and may continue to acquire, Transferred Assets (as hereinafter defined) from the Originators (as defined below), either by purchase or by contribution to the capital of SPE I, as determined from time to time by the Originators and SPE I. The Borrower has acquired, and may continue to acquire, Transferred Assets from SPE I, either by purchase or by contribution to the capital of the Borrower, as determined from time to time by the Borrower and SPE I. The Borrower wishes to obtain loans from the Lenders which will be secured by the Transferred Assets and the other Collateral (as defined below). The Lenders are prepared to make such loans on the terms set forth herein. Accordingly, the parties agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

            SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

            "Account Control Agreement" means an account control agreement in form and substance satisfactory to the Program Agent with respect to each deposit account in the name of the Borrower other than the Deposit Accounts, among the bank at which such deposit account is held, the Borrower and the Program Agent, providing for, inter alia, the perfection of Program Agent's security interest in such deposit account, as amended, restated, supplemented and otherwise modified from time to time.

            "Advances" has the meaning specified in Section 2.01(a).

            "Adverse Claim" means a lien, security interest or other charge or encumbrance, or any other type of preferential arrangement.

            "Affected Person" has the meaning specified in Section 2.06(a).

            "Affiliate" means, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person or is a director or officer of such Person.

            "Affiliated Obligor" means any Obligor that is an Affiliate of another Obligor.

            "Agreement" has the meaning specified in the preamble.

            "Alternate Base Rate" means a fluctuating interest rate per annum as shall be in effect from time to time, which rate shall be at all times equal to the highest of:

            (a) the rate of interest announced publicly by Citibank in New York, New York, from time to time as Citibank's base rate; and

            (b) 1/2 of one percent above the Federal Funds Rate.

            "Amortization Period" means the period commencing on the day following the last day of the Revolving Period and ending on the later of the Commitment Termination Date and the date on which no Obligations shall be outstanding.

            "Anti-Money Laundering Laws" means the BSA and all applicable requirements of law and government guidance on BSA compliance and on the prevention and detection of money laundering violations under 18 U.S.C. Sections 1956 and 1957.

            "Anti-Terrorism Laws" means the OFAC Laws and Regulations, the Executive Orders and the USA Patriot Act.

            "Applicable Margin" means, (i) with respect to Eurodollar Rate Tranches, a per annum rate equal to 2.50% and (ii) with respect to Base Rate Tranches, a per annum rate equal to 1.50%.

            "Approved Fund" means any Fund that is administered or managed by
(a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

            "Assignment and Acceptance" means an assignment and acceptance agreement entered into by a Lender, an Eligible Assignee and the Program Agent, pursuant to which such Eligible Assignee may become a party to this Agreement, in substantially the form of Annex A hereto.

            "Bankruptcy Code" means the Bankruptcy Code, 11 U.S.C. Section 101 et seq., as amended, any similar or successor federal statute, and the rules and regulations thereunder, all as the same shall be in effect from time to time.

            "Base Rate Tranche" means all or a portion of an Advance which bears interest at a rate per annum determined on the basis of the Alternate Base Rate.

                                              HL RECEIVABLES FINANCING AGREEMENT

            "Beneficiary" means, as of any date, the Lenders, the Affected Persons, the Indemnified Parties and the Program Agent.

            "Bill of Sale" means that certain Bill of Sale and Assignment of Assets dated the date hereof between HL Funding I, LLC and HL Funding II, Inc.

            "Borrower" has the meaning specified in the preamble.

            "Borrower Materials" has the meaning specified in Section 10.13(b).

            "Borrower Report" means a report in substantially the form of Annex B hereto and containing such additional information as the Program Agent may reasonably request from time to time, furnished by the Servicer pursuant to
Section 6.02(g), or in such other form as mutually agreed to by the Program Agent, the Servicer and the Borrower.

            "Borrower's Account" means any account in the name of the Borrower, designated pursuant to the Funds Transfer Letter, which shall be subject to an Account Control Agreement.

            "Borrowing Base" means, at any time, an amount equal to (i) 85.0% of the Net Receivables Pool Balance at such time less (ii) Reserves at such time.

            "BSA" means the Bank Secrecy Act, 31 U.S.C. Sections 5311 et seq.

            "Business Day" means any day on which (a) banks are not authorized or required to close in New York, New York and (b) if this definition of "Business Day" is utilized in connection with the Eurodollar Rate, dealings are carried out in the London interbank market.

            "Capital Lease" means any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which, in accordance with GAAP, should be capitalized on the lessee's balance sheet.

            "Capital Lease Obligation" of any Person means the obligations of such Person to pay rent or other amounts under any Capital Lease, which obligations should be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

            "Change in Control" means the occurrence of any of the following:
(a) any person or group of persons (within the meaning of the Securities Exchange Act of 1934, as amended), shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended) of 35% or more of the issued and outstanding Voting Stock of Parent, (b) during any period of twelve consecutive Months, individuals who at the beginning of such period constituted the board of directors of the Parent (together with any new directors whose election by the board of directors of Parent or whose nomination for election by the stockholders of Parent was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose elections or nomination for election was previously so

                                              HL RECEIVABLES FINANCING AGREEMENT
approved) cease for any reason other than death or disability to constitute the majority of the directors then in office, (c) Parent shall cease to own and control, directly or indirectly, all of the economic and voting rights associated with all of the outstanding Stock of the Originators or HLIOC, (d) the occurrence of a "Change of Control", as defined in the Indenture or other agreement that governs the terms of any Material Debt; (e) the Originators shall cease to own and control all of the economic and voting rights associated with all of the outstanding Stock of SPE I, or (f) SPE I shall cease to own and control all of the economic and voting rights associated with all of the outstanding Stock of Borrower.

            "Charter Documents" means, with respect to any corporation or limited liability company, such Person's articles or certificate of incorporation or formation and such entity's bylaws or operating agreement.

            "Citibank" means Citibank, N.A., a national banking association, its successors and assigns.

            "Code" means the Internal Revenue Code of 1986, as amended from time to time.

            "Collateral" has the meaning specified in Section 2.09.

            "Collections" means, with respect to any Receivable, (a) all cash collections and other cash proceeds of such Receivable, including, without limitation, all cash proceeds of Related Security with respect to such Receivable, and (b) any Deemed Collection.

            "Commitment" means, as to each Lender, its obligation to make Advances hereunder, in an aggregate principal amount at any one time outstanding not to exceed the Dollar amount set forth opposite such Lender's name on
Schedule 1.01-3 or in the Assignment and Acceptance pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

            "Commitment Termination Date" means the earliest of (a) June 3, 2008, (b) the date declared (or deemed to be declared) as such by the Program Agent pursuant to Section 7.01 hereof and (c) the date which is 5 Business Days after the Program Agent's receipt of written notice from Borrower pursuant to
Section 2.01(b) hereof that it wishes to terminate the facility evidenced by this Agreement and the other Transaction Documents.

            "Communications" has the meaning specified in Section 10.13(a).

            "Concentration Limit" for any Obligor means at any time 20.00% ("Normal Concentration Limit"), or a Special Concentration Limit for such Obligor designated on Schedule 1.01-1 hereto and, after the date of this Agreement a Special Concentration Limit for any Obligor which reflects (a) subject to the definition of "Special Concentration Limit" set forth herein, a lower amount than any Normal Concentration Limit, which is designated by the Program Agent upon not less than five (5) Business Days' prior written notice to the Borrower or (b) a higher amount than any Normal Concentration Limit, which is designated by the Program Agent and the Required Lenders in a writing delivered to the Borrower; provided that in the case of an Obligor with any Affiliated Obligor, the Concentration Limit shall be calculated as if such

                                              HL RECEIVABLES FINANCING AGREEMENT

Obligor and such Affiliated Obligor are one Obligor; provided further that the Program Agent may reduce in the Program Agent's reasonable discretion, or the Program Agent and the Required Lenders may increase, any Special Concentration Limit (including, without limitation, the Special Concentration Limits set forth on Schedule 1.01-1 hereto) upon five Business Days' prior notice to the Borrower.

            "Contract" means an agreement between any Originator and a Person, pursuant to or under which such Person shall be obligated to pay for goods or services sold by any Originator from time to time.

            "Credit Agreement" means that certain Amended and Restated Credit Agreement dated as of April 11, 2005, among HLIOC as borrower, Parent, the "Lenders" and "Issuers" party thereto, Citicorp North America, Inc. as administrative agent for the "First Lien Lenders" and "Term C Lenders", Lehman Commercial Paper Inc. as syndication agent, General Electric Capital Corporation as documentation agent, and Citigroup Global Markets Inc. and Lehman Brothers Inc. as joint book-running lead managers and joint lead arrangers, as amended, restated, supplemented or otherwise modified from time to time.

            "Credit and Collection Policy" means those receivables credit and collection policies and practices of the Borrower and the Originators in effect on the date of this Agreement and described in Schedule 1.01-2 hereto, as modified in compliance with this Agreement.

            "Cure Period" means the period beginning on and including a Pool Non-compliance Date and ending on the first Business Day after such Pool Non-compliance Date.

            "CUSA" has the meaning specified in the preamble.

            "Daily Report" means an Officer's Certificate of the Servicer substantially in the form of Annex C hereto, or in such other form as mutually agreed to by the Program Agent, the Servicer and the Borrower, which report is to be delivered during the Daily Reporting Period in accordance with Section 6.02(g)(i).

            "Daily Reporting Period" means any time following the occurrence and during the continuation of an Event of Termination or an Incipient Event of Termination that the Program Agent has designated in writing to the Borrower and the Servicer as the "Daily Reporting Period."

            "Debt" of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or that bear interest, (c) all indebtedness of such Person created by or arising under any conditional sale or other title retention agreement relating to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of a default are limited to repossession or sale of such property), (d) all indebtedness for the deferred purchase price of property or services other than unsecured trade payables incurred in the ordinary course of business that are (i) not more than 90 days overdue or (ii) being contested in good faith and by appropriate proceedings if adequate reserves therefor have been established on the books of such Person in accordance with GAAP, (e) all Debt of

                                              HL RECEIVABLES FINANCING AGREEMENT
others secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Adverse Claim on property (including accounts and general intangibles) owned or acquired by such Person, whether or not the Debt secured thereby has been assumed, (f) all Guarantees by such Person of Debt of others, (g) all Capital Lease Obligations of such Person and the present value of future rental payments under all synthetic leases, (h) all reimbursement obligations and all obligations with respect to letters of credit, surety bonds and performance bonds, whether or not matured, (i) all obligations of such Person upon which interest charges are customarily paid, (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances, (k) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any Stock of stock equivalents of such Person, valued, in the case of redeemable preferred stock, at the greater of its voluntary liquidation preference and its involuntary liquidation preference plus accrued and unpaid dividends, and (l) all payments that such Person would have to make in the event of an early termination on the date Debt of such Person is being determined in respect of Hedging Agreements of such Person.

            "Deemed Collection" means any Collections (as defined in clause (a) of the definition thereof) deemed to have been received pursuant to Section 2.03(d)(i) or (ii).

            "Defaulted Receivable" means a Receivable:

            (a) as to which any payment, or part thereof, remains unpaid for 90 or more days from the original due date;

            (b) as to which the Servicer has received notice that the Obligor thereof has taken any action, or suffered any event to occur, of the type described in Section 7.01(g);

            (c) which, consistent with the Credit and Collection Policy, would be written off the applicable Originator's or the Borrower's books as uncollectible; or

            (d) as to which the applicable Originator or the Borrower has (or consistent with the Credit and Collection Policy should have) established a specific reserve for non-payment.

            "Defaulting Originator" means an Originator that has become a "Defaulting Originator" in accordance with Section 7.01.

            "Defaulting Originator Percentage" means, with respect to any Defaulting Originator, a percentage equal to (a) the aggregate Outstanding Balance of Receivables originated by such Defaulting Originator as of the date on which such Originator became a Defaulting Originator, divided by (b) the aggregate Outstanding Balance of Receivables as of the date on which such Originator became a Defaulting Originator.

            "Delinquent Receivable" means a Receivable that is not a Defaulted Receivable and:

                  (i) as to which any payment, or part thereof, remains unpaid for 31 or more days from the original due date; or

                                              HL RECEIVABLES FINANCING AGREEMENT

                  (ii) which, consistent with the Credit and Collection Policy, would be classified as delinquent by such Originator or the Borrower.

            "Deposit Account" means an account maintained at a bank into which
(a) Collections in the form of checks and other items are deposited that have been sent to one or more related Lockboxes by Obligors and/or (b) Collections in the form of electronic funds transfers and other items are paid directly by Obligors.

            "Deposit Account Agreement" means an agreement, in substantially the form of Annex D, providing for, among other things, control by the Program Agent over one or more Deposit Accounts and associated Lockboxes.

            "Deposit Bank" means any of the banks holding one or more Deposit Accounts.

            "Designated Obligor" means, at any time, each Obligor; provided, however, that any Obligor shall cease to be a Designated Obligor upon five (5) Business Days' prior written notice by the Program Agent in the exercise of its reasonable discretion to the Borrower.

            "Designated Person" has the meaning specified in Section 4.01(t).

            "Determination Date" means (a) the twelfth Business Day after the end of each Month other than January of each year, and (b) the fifteenth Business Day after the end of January of each year; provided that if an Event of Termination has occurred and is continuing, the Program Agent or the Borrower may designate more frequent Determination Dates.

            "Diluted Receivable" means that portion (and only that portion) of any Receivable which is either (a) reduced or canceled as a result of (i) any defective, rejected or returned goods or services or any failure by an Originator to deliver any goods or provide any services or otherwise to perform under the underlying Contract, (ii) any change in the terms of or cancellation of, a Contract or any cash discount, discount for quick payment or other adjustment by an Originator which reduces the amount payable by the Obligor on the related Receivable (except any such change or cancellation resulting from or relating to the financial inability to pay or insolvency of the Obligor of such Receivable) or (iii) any set-off by an Obligor in respect of any claim by such Obligor as to amounts owed by it on the related Receivable (whether such claim arises out of the same or a related transaction or an unrelated transaction) or
(b) subject to any specific dispute, offset, counterclaim or defense whatsoever (except the discharge in bankruptcy of the Obligor thereof); provided that Diluted Receivables are calculated assuming that all chargebacks are resolved in the Obligor's favor.

            "E-Mail Report" has the meaning specified in Section 6.02(g).

            "Eligible Assignee" means (i) any Affiliate of any Lender, (ii) any other Lender, (iii) an Approved Fund or (iv) any other Person; provided, that in the case of clause (iv) above, the relevant Person must also be approved by the Program Agent and the Borrower (which approval by the Borrower shall not be unreasonably withheld or delayed by the Borrower at any time or the Program Agent if such Person is a national or state-chartered banking association,

                                              HL RECEIVABLES FINANCING AGREEMENT
corporation or the equivalent thereof and shall not be required if an Event of Termination or an Incipient Event of Termination has occurred and is continuing).

            "Eligible Institution" means a depository institution organized under the laws of the United States of America or any state thereof or the District of Columbia (or any domestic branch of a foreign bank authorized under any such laws), (a) whose senior long-term unsecured debt obligations are rated at least A- or better by S&P and A3 or better by Moody's, (b) which is subject to regulation regarding fiduciary funds on deposit substantially similar to 12 C.F.R. Section 9.10(b), if applicable, and (c) which has a combined capital and surplus of at least $100,000,000.

            "Eligible Investments" means book-entry securities entered on the books of the registrar of such securities and held in the name or on behalf of the Program Agent, negotiable instruments or securities represented by instruments in bearer or registered form (registered in the name of the Program Agent or its nominee) which evidence:

            (a) readily marketable direct obligations of the Government of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the United States;

            (b) insured demand deposits, time deposits or certificates of deposit of any commercial bank that (i) is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated, at the time of the investment or contractual commitment to invest therein, as described in clause (d), (iii) is organized under the laws of the United States or any state thereof and (iv) has combined capital and surplus of at least $500,000,000;

            (c) repurchase obligations with a term of not more than ten days for underlying securities of the types described in clauses (a) and (b) above entered into with any bank of the type described in clause (b) above;

            (d) commercial paper (maturing no later than the Business Day prior to the first Regular Payment Date or Regular Payment Date following the date of purchase) having, at the time of the investment or contractual commitment to invest therein, the highest short-term rating from each of S&P and Moody's; or

            (e) units of taxable money market funds (which may be 12b-1 funds, as contemplated under the rules promulgated by the Securities and Exchange Commission under the Investment Company Act of 1940), which funds have the highest rating available for such securities from S&P and Moody's or which have been designated in writing by S&P and Moody's as eligible investments.

            "Eligible Receivable" means, at any time, a Receivable:

                  (i) (A) the Obligor of which is a United States resident which is not a Governmental Entity, and is not an Affiliate of the Parent, any Originator, SPE I or Borrower, (B) the Obligor of which is a Governmental Entity within the United States but only to the extent that the aggregate Outstanding Balance of all

                                              HL RECEIVABLES FINANCING AGREEMENT

            Receivables of all Obligors that are Governmental Entities within the United States are not in excess of 2.0% of the aggregate Outstanding Balance of all Receivables or (C) the Obligor of which is a Canada resident which is not a Governmental Entity, and is not an Affiliate of the Parent, any Originator, SPE I or Borrower but only to the extent that the aggregate Outstanding Balance of all Receivables of all Obligors under this clause (C) are not in excess of 6.0% of the aggregate Outstanding Balance of all Receivables;

                  (ii) the Obligor of which, at the later of the date of this
            Agreement and the date such Receivable is created, is a Designated Obligor;

                  (iii) which is not a Defaulted Receivable;

                  (iv) the Obligor of which is not the Obligor of any Defaulted
            Receivables which in the aggregate constitute 25% or more of the aggregate Outstanding Balance of all Receivables of such Obligor;

                  (v) which has been billed and, according to the Contract
            related thereto, is required to be paid in full within 60 days of the original billing date therefor;

                  (vi) which is an obligation representing all or part of the sales price of merchandise, insurance or services within the meaning of Section 3(c)(5) of the Investment Company Act of 1940, as amended, and the nature of which is such that financing such Receivable with the proceeds of notes would constitute a "current transaction" within the meaning of Section 3(a)(3) of the Securities Act of 1933, as amended;

                  (vii) which is an "account" or a "payment intangible" within the meaning of Article 9 of the UCC of the applicable jurisdictions governing the perfection of the security interest created by this Agreement in the Receivables;

                  (viii) which is denominated and payable only in United States dollars in the United States;

                  (ix) which arises under a Contract which, together with such
            Receivable, (A) is in full force and effect and constitutes the legal, valid and binding obligation of the Obligor of such Receivable, (B) is not subject to any Adverse Claim or any dispute or defense whatsoever (except the potential discharge in bankruptcy of such Obligor) and is not settled on a net basis, and (C) is governed by the laws of one of the United States of America or the provinces of Canada; provided, that if it is governed by the laws of a province of Canada, (1) such Receivable shall not be interest-bearing, (2) no withholding tax or other deductions shall be imposed by applicable law on such Receivable and (3) the Contract therefor shall not contain any prohibition or restriction on assignment unless the Obligor thereof has waived such prohibition or restriction in writing;

                                              HL RECEIVABLES FINANCING AGREEMENT

                  (x) which, together with the Contract related thereto, does not contravene in any material respect any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to usury, consumer protection, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which none of the Borrower, SPE I, any Originator, HL Funding I, LLC, HL Funding II, Inc., the Servicer or the Obligor is in violation of any such law, rule or regulation in any material respect;

                  (xi) which arises under a Contract which does not contain an enforceable provision requiring the Obligor thereunder to consent to
            (A) the transfer, sale or assignment of the Obligor's payment obligation by the Originator pursuant to the Originator Purchase Agreement, by HL Funding I, LLC pursuant to the Receivables Purchase Agreement, by HL Funding II, Inc. pursuant to the Bill of Sale, or by SPE I pursuant to the Secondary Purchase Agreement, as applicable, or (B) the grant of a security interest therein pursuant to this Agreement;

                  (xii) which was generated in the ordinary course of the
            applicable Originator's business;

                  (xiii) which has not been extended, rewritten or otherwise modified from the original terms thereof (except as permitted by Section 6.02(c));

                  (xiv) the transfer, sale or assignment of which in accordance with the Transaction Documents does not contravene any applicable law, rule or regulation;

                  (xv) which satisfies all applicable requirements of the Credit and Collection Policy;

                  (xvi) which is not a Tooling Receivable;

                  (xvii) as to which the applicable Originator has satisfied and fully performed all obligations required to be fulfilled by it and the applicable Originator is not a Defaulting Originator; and

                  (xviii) which is not otherwise deemed to be ineligble by the
            Program Agent in its commercially reasonable discretion upon not less than five (5) Business Days' prior written notice to the Borrower of such ineligibility;

            and, "Eligible Receivables" shall not include any Receivable:

                        (a) to the extent such Receivable constitutes sales or
            use taxes;

                        (b) to the extent such Receivable constitutes claims
            that are in the system that have yet to be billed;

                                              HL RECEIVABLES FINANCING AGREEMENT

                        (c) to the extent such Receivable constitutes any
            amounts relating to the items listed in Schedule 1.01-5 hereof; or

                        (d) to the extent such Receivable is subject to off-set
            or counterclaim.

            So long as no Event of Termination or Servicer Default has occurred and continuing, compliance with the eligibility criteria set forth in clauses (i)(A) (to the extent that such clause relates to the residency of any Obligor), (ix)(B), (c) or (d) above shall be reflected on each Weekly Report and Daily Report as of the Borrower Report delivered (or required to be delivered) on the most recent Determination Date.

            "Enforceability Exceptions" means exceptions to the enforceability of an obligation arising under bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally, and general principles of equity (regardless of whether considered in a proceeding at equity or at law).

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

            "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Parent, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

            "ERISA Event" means (a) any "reportable event", as defined in
Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30 day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Parent or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Parent or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Parent or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; (g) the receipt by the Parent or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Parent or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; or (h) the existence of any event or condition that could reasonably be expected to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

            "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                                              HL RECEIVABLES FINANCING AGREEMENT

            "Eurodollar Rate" means, for any Fixed Period for any Eurodollar Rate Tranche, an interest rate per annum equal to the rate per annum appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Telerate Service, or any successor to or substitute for such Telerate Service, providing rate quotations comparable to those currently provided on such page of such Telerate Service, as determined by the Program Agent from time to time for purpose of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 A.M., London time, two Business Days prior to the commencement of such Fixed Period, as the rate for dollar purchases with a maturity comparable to such Fixed Period. In the event such rate is not available at such time for any reason, then the "Eurodollar Rate" with respect to such Eurodollar Rate Tranche for such Fixed Period shall mean the Alternate Base Rate as in effect from time to time during such Fixed Period.

            "Eurodollar Rate Reserve Percentage" of any Lender for any Eurodollar Rate Tranche means the reserve percentage applicable two Business Days before the first day of such Fixed Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) (or if more than one such percentage shall be applicable, the daily average of such percentages for those days in such Fixed Period during which any such percentage shall be so applicable) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for such Lender with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurocurrency Liabilities is determined) having a term equal to such Fixed Period.

            "Eurodollar Rate Tranche" means all or a portion of an Advance which bears interest at a rate per annum determined on the basis of the Eurodollar Rate.

            "Event of Termination" has the meaning specified in Section 7.01.

            "Executive Order" has the meaning specified in Section 4.01(t).

            "Existing Securitization Program" means that certain trade receivables securitization program evidenced by, among other documents, (a) that certain Receivables Financing Agreement dated as of December 9, 2004 among HL Funding II, Inc., as borrower, the Servicer, as servicer, the "investors," "investor agents" and "banks" from time to time party thereto, and Citicorp North America, Inc., as program agent and as disbursement agent, (b) that certain Originator Purchase Agreement dated as of December 9, 2004 among the "originators" from time to time party thereto and HL Funding I, LLC and (c) that certain Secondary Purchase Agreement dated as of December 9, 2004 between HL Funding I, LLC and HL Funding II, Inc., in each case, as amended, supplemented or otherwise modified from time to time prior to the date hereof.

            "Facility Account" has the meaning specified in Section 6.09(a).

            "Facility Amount" means $65,000,000, as such amount may be (i) increased pursuant to Section 2.12 or 10.01 hereof or (ii) reduced pursuant to
Section 2.01(b). References

                                              HL RECEIVABLES FINANCING AGREEMENT
to the unused portion of the Facility Amount shall mean, at any time, the Facility Amount, as then reduced pursuant to Section 2.01(b), minus the then Facility Principal under this Agreement.

            "Facility Increase" has the meaning specified in Section 2.12.

            "Facility Principal" means, at any time, the aggregate outstanding Principal of Advances under this Agreement.

            "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day on such transactions received by the Program Agent from three Federal funds brokers of recognized standing selected by it.

            "Fee Agreement" has the meaning specified in Section 2.04(b).

            "Fees" means the fees payable under the Fee Agreement and the Unused Fees.

            "Final Payment Date" has the meaning assigned to it in Section 2.04(c).

            "Financial Officer" means the chief financial officer, principal accounting officer, treasurer, vice president of financial accounting or controller of the relevant Person.

            "Fixed Period" means, with respect to any Rate Tranche, the period commencing on the date of this Agreement and ending on the last day of the Month in which this Agreement is executed and thereafter a period from the first day of each Month to the last day of such Month.

            "Fund" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans of the type contemplated by this Agreement and similar extensions of credit in the ordinary course of its business.

            "Funds Transfer Letter" means a letter in substantially the form of Annex E hereto executed and delivered by the Borrower to the Program Agent, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.

            "GAAP" means generally accepted accounting principles in the United States.

            "Governmental Entity" means the United States of America, any state, any political subdivision of a state and any agency or instrumentality of the United States of America or any state or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                                              HL RECEIVABLES FINANCING AGREEMENT

            "Guarantee" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to Debt of another Person (or with respect to any trade payables, not constituting Debt, of a foreign Subsidiary of such Person), if the purpose or intent of such Person in incurring the Guarantee is to provide assurance to the obligee of such Debt (or such trade payables) that such Debt (or trade payables) will be paid or discharged, or that any agreement relating thereto will be complied with, or that any holder of such Debt (or such trade payables) will be protected (in whole or in part) against loss in respect thereof, including (a) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of Debt of another Person (or such trade payables) and
(b) any liability of such Person for Debt of another Person (or such trade payables) through any agreement (contingent or otherwise) (i) to purchase, repurchase or otherwise acquire such Debt (or such trade payables) or any security therefor, or to provide funds for the payment or discharge of such Debt (whether in the form of a loan, advance, stock purchase, capital contribution or otherwise), (ii) to maintain the solvency or any balance sheet item, level of income or financial condition of another Person, (iii) to make take-or-pay or similar payments, if required, regardless of non-performance by another party or parties to an agreement, (iv) to purchase, sell or lease (as lessor or lessee) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Debt (or such trade payables) against loss or
(v) to supply funds to, or in any other manner invest in, such other Person (including to pay for property or services irrespective of whether such property is received or such services are rendered), if in the case of any agreement described under clause (i), (ii), (iii), (iv) or (v) above the primary purpose or intent thereof is to provide assurance that Debt of another Person (or such trade payables) will be paid or discharged, that any agreement relating thereto will be complied with or that any holder of such Debt (or such trade payables) will be protected (in whole or in part) against loss in respect thereof. The amount of any Guarantee shall be equal to the amount of the Debt (or such trade payables) so guaranteed or otherwise supported.

            "Hedging Agreement" means any rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions.

            "HLIOC" has the meaning specified in the preamble.

            "Incipient Event of Termination" means an event that but for notice or lapse of time or both would constitute an Event of Termination; provided, however, that an Incipient Event of Termination shall not become an Event of Termination until the grace period applicable thereto, if any, shall have passed.

            "Indemnified Amounts" has the meaning specified in Section 6.07.

            "Indemnified Party" has the meaning specified in Section 6.07.

                                              HL RECEIVABLES FINANCING AGREEMENT

            "Indenture" means that certain Indenture dated as of June 3, 2003, between HLIOC and U.S. Bank National Association, as trustee, as amended, restated, supplemented and otherwise modified from time to time.

            "Independent Director" means, a Person who (a) is not a stockholder, director, officer, employee or associate, or any relative of the foregoing, of any Other Company, (b) has (i) prior experience as an independent director for a corporation whose Charter Documents required the unanimous consent of all independent directors or managers, as applicable, thereof before such corporation could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy and (ii) at least three years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities, and (c) is otherwise reasonably acceptable to the Program Agent.

            "Initial Advance" has the meaning specified in Section 3.02.

            "Intercreditor Agreement" means that certain Intercreditor Agreement dated as of the date hereof by and among the Program Agent, SPE I, HL Funding I, LLC, HL Funding II, Inc., the Borrower, the Parent, the Originators, and Citicorp North America, Inc., in its capacity as administrative agent under the Credit Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.

            "Lenders" means each of the Persons listed on the signature pages hereto as "Lenders" and each Eligible Assignee that shall become a party to this Agreement pursuant to Section 10.03.

            "Liquidation Fee" means, for any Fixed Period for any Eurodollar Rate Tranche during which a reduction of Principal is made for any reason on any day other than the last day of such Fixed Period, the amount, if any, by which
(a) the additional Yield (calculated without taking into account any Liquidation Fee or any shortened duration of such Fixed Period pursuant to the definition thereof) which would have accrued from the date of such repayment to the last day of such Fixed Period on the reductions of Principal of the Advance relating to such Fixed Period had such reductions remained as Principal, exceeds (b) the income, if any, received by the Lenders which hold such Advance from the investment of the proceeds of such reductions of Principal.

            "Lists" has the meaning specified in Section 4.01(t).

            "Lockbox" means a post office box administered by a Deposit Bank for the purpose of receiving Collections, which is the subject of a Deposit Account Agreement.

            "Material Adverse Change" means, with respect to any Person, a material adverse change in the business, assets, operations, property, prospects or other condition (financial or otherwise) of such Person or such Person and its Subsidiaries taken as a whole.

                                              HL RECEIVABLES FINANCING AGREEMENT

            "Material Adverse Effect" means a material adverse effect on (a) the collectibility of the Receivables, (b) the ability of the Borrower, the Servicer, the Parent, SPE I, HL Funding I, LLC, HL Funding II, Inc. or any Originator to perform any of its respective material obligations under the Transaction Documents to which it is a party, (c) the legality, validity or enforceability of the Transaction Documents (including, without limitation, the validity, enforceability or priority of the security interests granted hereunder or thereunder) or the rights of or benefits available to the Program Agent or the Lenders under the Transaction Documents or (d) the business, assets, operations, condition (financial or otherwise), property, or prospects of Borrower, SPE I, any Originator or the Parent and its Subsidiaries, taken as a whole.

            "Material Debt" means Debt of any one or more of the Parent and its Subsidiaries in an aggregate principal amount exceeding

$17,500,000.

            "Month" means a calendar month.

            "Moody's" means Moody's Investors Service, Inc., and its successors.

            "Multiemployer Plan" means a multiemployer plan as defined in
Section 4001(a)(3) of ERISA.

            "Net Receivables Pool Balance" means at any time the Outstanding Balance of Eligible Receivables reduced by (without duplication) the aggregate amount by which the Outstanding Balance of Eligible Receivables of each Obligor exceeds (i) in the case of each Obligor subject to a Special Concentration Limit, the product of (A) the Special Concentration Limit for such Obligor multiplied by (B) the Net Receivables Pool Balance, and (ii) in the case of all other Obligors, the product of (A) the Concentration Limit for such Obligor multiplied by (B) the Net Receivables Pool Balance.

            "Normal Concentration Limit" has the meaning specified in the definition of "Concentration Limit".

            "Note" means a promissory note of the Borrower, in substantially the form of Annex G hereto, evidencing Advances.

            "Obligations" has the meaning specified in Section 2.09.

            "Obligor" means a Person obligated to make payments pursuant to a Contract.

            "OFAC" has the meaning specified in Section 4.01(t).

            "OFAC Laws and Regulations" has the meaning specified in Section 4.01(t).

            "Originator" means each of the Persons designated as such on
Schedule 1.01-4, as such Schedule 1.01-4 may, notwithstanding Section 10.01 hereof, be amended, restated, supplemented or otherwise modified from time to time with the written consent of the Program Agent, Required Lenders and the Borrower upon the Borrower's delivery of such opinions, UCC financing statements and any other documents as the Program Agent and Required Lenders may reasonably request in connection therewith.

                                              HL RECEIVABLES FINANCING AGREEMENT

            "Originator Purchase Agreement" means the Purchase Agreement dated as of the date of this Agreement among the Originators, as sellers, and SPE I, as purchaser, as the same may be amended, restated, supplemented or otherwise modified from time to time.

            "Other Companies" means the Originators, Parent, SPE I, HL Funding I, LLC, HL Funding II, Inc. and all of their respective Affiliates except the Borrower.

            "Other Taxes" has the meaning specified in Section 2.08.

            "Outstanding Balance" of any Receivable at any time means the then outstanding principal balance thereof.

            "Outstanding Balance of Eligible Receivables" which means the Outstanding Balance of all Eligible Receivables less the aggregate amount of Collections deposited in the Facility Account at such time for payment on account of any otherwise Eligible Receivables, the Obligor of which has not been identified.

            "Parent" means Hayes Lemmerz International, Inc., a Delaware corporation.

            "Parent Undertaking (Servicer)" means the Undertaking Agreement dated as of the date hereof in favor of the Lenders and the Program Agent and relating to obligations of the Servicer, substantially in the form of Annex H hereto, as the same may be amended, restated, supplemented or otherwise modified from time to time.

            "Parent Undertaking (Originators)" means the Undertaking Agreement dated as of the date hereof made by the Parent and HLIOC in favor of SPE I and relating to obligations of the Originators, substantially in the form of Annex I hereto, as the same may be amended, restated, supplemented or otherwise modified from time to time.

            "Parent Undertakings" means the Parent Undertaking (Servicer) and the Parent Undertaking (Originators).

            "Participant" has the meaning assigned to such term in Section 10.03(g).

            "Payment Date" means (a) the fifth Business Day of each Month (the "Regular Payment Date"), and, (b) if any amounts required to be paid hereunder on such Regular Payment Date are not paid in the amount so required on such date, each subsequent Business Day until such amounts are paid in full.

            "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

            "Person" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a Governmental Entity.

            "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302

                                              HL RECEIVABLES FINANCING AGREEMENT
of ERISA, and in respect of which the Parent or any ERISA Affiliate has any liability or is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

            "Platform" has the meaning specified in Section 10.13(b).

            "Pool Non-compliance Date" means any Business Day on which the Borrowing Base is less than the Facility Principal.

            "Principal" means the original principal amount of an Advance by a Lender pursuant to this Agreement, in each case reduced from time to time by Collections distributed on account of Principal pursuant to Section 2.03; provided that if such Principal shall have been reduced by any distribution and thereafter all or a portion of such distribution is rescinded or must otherwise be returned for any reason, such Principal shall be increased by the amount of such rescinded or returned distribution, as though it had not been made.

            "Process Agent" has the meaning specified in Section 10.10.

            "Program Agent" has the meaning specified in the preamble.

            "Public Lender" has the meaning specified in Section 10.13(b).

            "Purchase Agreements" means, collectively, the Originator Purchase Agreement, the Secondary Purchase Agreement, the Receivables Purchase Agreement and the Bill of Sale.

            "Ratable Share" means, at any time in respect of any Lender, the percentage obtained by dividing the amount of such Lender's Commitment at such time by the aggregate amount of the Commitments of all the Lenders at such time; provided, however, if all of the Commitments are terminated pursuant to the terms of this Agreement, then "Ratable Share" means, in respect of any Lender, the percentage obtained by dividing the outstanding Principal owing to such Lender at such time by the aggregate outstanding Principal owing to all the Lenders at such time.

            "Ratably" means, at any time, to allocate to each Person within a group of Persons based upon the quotient of (x) the outstanding amount of a type of obligations owing to such Person at such time and (y) the aggregate outstanding amount of such type of obligations owing to all of the Persons in such group at such time.

            "Rate Tranche" means a Base Rate Tranche or a Eurodollar Rate Tranche. Unless the Eurodollar Rate is not available at such time for any reason, each Rate Tranche shall be a Eurodollar Rate Tranche. If the Eurodollar Rate is not available for any reason, each Rate Tranche shall be a Base Rate Tranche.

            "Receivable" means all indebtedness and other obligations of an Obligor resulting from the provision or sale of goods or services by any Originator under a Contract (whether constituting an account, instrument, chattel paper, payment intangible or general intangible), including Tooling Receivables, and includes the right to payment of any interest, finance

                                              HL RECEIVABLES FINANCING AGREEMENT
charges, rebates, administration fees, data fees, late payment charges, delinquency charges, extension or collection fees and all other obligations of such Obligor with respect thereto.

            "Receivables Purchase Agreement" means the purchase agreement, dated as of the date of this Agreement, between HL Funding I, LLC, as a seller, and SPE I, as purchaser, as the same may be amended, restated, supplemented or otherwise modified from time to time.

            "Register" has the meaning specified in Section 10.03(c).

            "Regular Payment Date" has the meaning specified in the defined term "Payment Date".

            "Related Security" means with respect to any Receivable:

            (a) all of the Borrower's interest in goods, if any, (including returned goods) relating to any sale giving rise to such Receivable;

            (b) all security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements filed against an Obligor describing any collateral securing such Receivable;

            (c) guaranties, letters of credit, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise;

            (d) the Contract and all other books, records and other information (including, without limitation, computer programs, tapes, discs, punch cards, data processing software and related property and rights, subject to the rights of any licensors and to applicable law) relating to such Receivable or any other Related Security and the related Obligor;

            (e) prepayment penalties, indemnities, warranties, insurance policies and proceeds and premium refunds thereof; and

            (f) all proceeds of the foregoing.

            "Release" has the meaning specified in Section 2.03(b)(iv).

            "Reports" means the Daily Reports, the Weekly Reports and the Borrower Reports.

            "Required Lenders" shall mean (a) two or more Lenders having in the aggregate more than fifty percent (50%) of the Commitments of all of the Lenders, or (b) if the Commitments have been terminated, two or more Lenders having in the aggregate more than fifty percent (50%) of the aggregate outstanding Principal; provided that if at any time there is only one Lender party hereto, "Required Lender" shall mean such Lender.

                                              HL RECEIVABLES FINANCING AGREEMENT

            "Reserves" (a) such reserves as the Program Agent may determine from time to time based upon its reasonable credit judgment and (b) such reserves as the Program Agent may from time to time establish that the Program Agent reasonably determines are necessary to preserve the value of, or the Program Agent's lien on, the Collateral, in each case, upon not less than five (5) Business Days' prior written notice to the Borrower.

            "Revolving Period" means the period beginning on the date on which this Agreement becomes effective and terminating on the close of business on the Business Day immediately preceding the Termination Date for all Rate Tranches.

            "S&P" means Standard and Poor's, a division of The McGraw-Hill Companies, Inc., and its successors.

            "SEC" means the Securities and Exchange Commission.

            "Secondary Purchase Agreement" means the purchase agreement, dated as of the date of this Agreement, between SPE I, as a seller, and Borrower, as purchaser, as the same may be amended, restated, supplemented or otherwise modified from time to time.

            "Servicer" means at any time the Person then authorized pursuant to
Section 6.01 to administer and collect Receivables.

            "Servicer Default" means the occurrence of any of the following events with respect to the Servicer: (a) a proceeding of the type described in
Section 7.01(g) instituted by or against the Servicer (without giving effect to any grace period provided therein), (b) the failure of the Servicer to make any payment or deposit required to be made by it hereunder when due, (c) the Servicer shall fail to perform or observe any other term, covenant or agreement contained in this Agreement or any other Transaction Document on its part to be performed or observed and such failure remains unremedied for fifteen (15) days,
(d) any representation or warranty made or deemed to be made by the Servicer under this Agreement, any Borrower Report, Daily Report, Weekly Report or any other Transaction Document shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered, (e) the occurrence of any Event of Termination under this Agreement, or (f) any Incipient Event of Termination (other than an Incipient Event of Termination arising solely because of the occurrence of an event that but for notice or lapse of time or both would constitute a Servicer Default).

            "Servicer Fee" has the meaning specified in Section 2.04(a).

            "Solvent" shall mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person; (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its Debts as they become absolute and matured; (c) such Person does not intend to, and does not believe that it will, incur Debts or liabilities beyond such Person's ability to pay as such Debts and liabilities mature; (d) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Person's property would constitute an unreasonably small capital; and (e) such Person generally is not paying its Debts or

                                              HL RECEIVABLES FINANCING AGREEMENT
liabilities as such Debts or liabilities become due. The amount of contingent liabilities (such as litigation, guaranties and pension plan liabilities) at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, represents the amount that can reasonably be expected to become an actual or matured liability.

            "SOXA" means the Sarbanes-Oxley Act of 2002, as amended.

            "Special Concentration Limit" has the meaning specified in the definition of "Concentration Limit"; provided, that, except as contemplated in
Schedule 1.01-1 hereof, the Special Concentration Limit for Ford Motor Company or General Motors Corporation may not be reduced without the prior written consent of the Required Lenders and the Borrower.

            "SPE I" means Hayes Funding I, LLC, a Delaware limited liability company.

            "Stock" means shares of capital stock (whether denominated as common stock or preferred stock), beneficial, partnership or membership interests, participations or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company, trust or equivalent entity, whether voting or non-voting.

            "Subsidiaries" means any corporation or other entity of which securities having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Borrower, an Originator, HL Funding I, LLC, HL Funding II, Inc., the Parent or SPE I, as the case may be, or one or more Subsidiaries, or by the Borrower, an Originator, HL Funding I, LLC, HL Funding II, Inc., Parent or SPE I, as the case may be, and one or more Subsidiaries.

            "Taxes" has the meaning specified in Section 2.08.

            "Termination Date" for any Rate Tranche means, the earlier of (i) the Business Day which the Borrower so designates by notice to the Program Agent at least one Business Day in advance for such Rate Tranche and (ii) the Commitment Termination Date.

            "Tooling Receivable" means an obligation of any Person to pay for
(i) tooling or equipment purchased or built by an Originator for the purpose of manufacturing products for such Person or (ii) services rendered in connection with building tooling for the purposes of manufacturing products for such Person, including in each case, the right to payment of any interest, sales taxes, finance charges, returned check or late charges and other obligations of such Person with respect thereto.

            "Transaction Document" means any of this Agreement, the Purchase Agreements, the Parent Undertakings, the Intercreditor Agreement, the Deposit Account Agreements, the Account Control Agreements, the Fee Agreement, each Assignment and Acceptance, each Borrower Report, each Weekly Report, each Daily Report, all other agreements and documents delivered and/or related hereto or thereto, as each may be amended, restated, supplemented and otherwise modified from time to time.

            "Transfer Event Date" means the day following delivery by the Program Agent to any Deposit Bank or other bank or financial institution at which any Deposit Account, Lockbox,

                                              HL RECEIVABLES FINANCING AGREEMENT

Borrower's Account or other deposit account in the name of the Borrower is held, of written notice that such Deposit Bank or other bank or financial institution shall remit all amounts deposited in the applicable Deposit Account, Lockbox, Borrower's Account or deposit account directly to the Facility Account or as otherwise designated by the Program Agent and shall not follow the instructions of Servicer, Borrower, or any other Person, which notice may only be given by the Program Agent at any time during (a) the occurrence and continuation of a Servicer Default, an Incipient Event of Termination or an Event of Termination, or (b) which the Parent ceases to have a senior unsecured long-term debt rating of at least BB+ by S&P and Ba1 by Moody's.

            "Transferred Assets" means all Receivables, Related Security, Collections, Deposit Accounts, Lockboxes and all proceeds of the foregoing.

            "UCC" means the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

            "Unused Fee" has the meaning assigned to it in Section 2.04(c).

            "Voting Stock" means Stock of any Person having ordinary power to vote in the election of members of the board of directors, managers, trustees or other controlling Persons, of such Person (irrespective of whether, at the time, Stock of any other class or classes of such entity shall have or might have voting power by reason of the happening of any contingency).

            "Weekly Report" means a report in substantially the form of Annex F hereto and containing such additional information as Program Agent may reasonable request from time to time, furnished by the Servicer, pursuant to
Section 6.02(g), or in such other form as mutually agreed to by the Program Agent, the Servicer and the Borrower.

            "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Title IV of ERISA.

            "Yield" means for each Rate Tranche for each Fixed Period, an amount equal to,

                        Rate x P x ED/360 +LF

              ED    =   the actual number of days elapsed during such portion
                        of such Fixed Period.

              LF    =   the Liquidation Fee, if any, for such portion of such
                        Rate Tranche for such Fixed Period.

              P     =   the average daily Principal (or portion thereof
                        allocated to such Rate Tranche) during such Fixed
                        Period.

              Rate  =   (i) in respect of any Base Rate Tranche, an amount
                        equal to the sum of (A) the Alternate Base Rate then in effect and (B) the Applicable Margin with respect thereto and (ii) in

                                              HL RECEIVABLES FINANCING AGREEMENT
                        respect of any Eurodollar Rate Tranche, an amount equal to the sum of (B) the Eurodollar Rate with respect to such Fixed Period and (B) the Applicable Margin with respect thereto; provided, that, should an Event of Termination occur and be continuing, the "Rate" shall be at a rate equal to 2% per annum above the rate applicable to a Base Rate Tranche.

            SECTION 1.02. Other Terms and Constructions. Under this Agreement, all accounting terms not specifically defined herein shall be construed in accordance with GAAP, and all accounting determinations made and all financial statements prepared hereunder shall be made and prepared in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9. The words "herein," "hereof," and "hereunder" and other words of similar import refer to this Agreement as a whole, including the exhibits and schedules hereto, as the same may from time to time be amended, modified or supplemented and not to any particular section, subsection, or clause contained in this Agreement, and all references to Sections, Annexes and Schedules shall mean, unless the context clearly indicates otherwise, the Sections hereof and the Annexes and Schedules attached hereto, the terms of which Schedules are hereby incorporated into this Agreement. The captions and section numbers appearing in this Agreement are inserted only as a matter of convenience and do not define, limit, construe or describe the scope or intent of the provisions of this Agreement. Each of the definitions set forth in Section 1.01 hereof shall be equally applicable to both the singular and plural forms of the defined terms.

            SECTION 1.03. Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding."

                                   ARTICLE II

                        AMOUNTS AND TERMS OF THE ADVANCES

            SECTION 2.01. Loan Facility.

            (a) On the terms and conditions hereinafter set forth, the Lenders shall make loans (the "Advances") to the Borrower from time to time during the period from the date hereof to and including the Commitment Termination Date. Under no circumstances shall the Lenders be obligated to make any such Advance, if after giving effect to such Advance (i) the Facility Principal would exceed the lesser of (A) the Borrowing Base and (B) the Facility Amount or (ii) the outstanding Principal of the Advances made by any such Lender would exceed such Lender's Commitment.

            (b) The Borrower may at any time upon at least five Business Days' notice to the Program Agent, terminate the facility provided for in this Agreement in whole or, from time to time, reduce in part the unused portion of the Facility Amount; provided that each partial reduction shall be in the amount of at least $1,000,000 or an integral multiple thereof.

                                              HL RECEIVABLES FINANCING AGREEMENT

            SECTION 2.02. Making Advances.

            (a) Each Advance by any of the Lenders shall be made on at least three Business Days' notice (or such shorter period agreed to by the Program Agent and the Lenders) from the Borrower to the Program Agent, provided that Advances shall be made not more than ten (10) times in any Month. Each such notice of an Advance shall specify (i) the amount requested to be paid to the Borrower (such amount, which shall not be less than $1,000,000, being referred to herein as the initial "Principal" of the Advance then being made), (ii) the allocation of such amount among each of the Lender (which shall be determined based upon the respective Ratable Shares of the Lenders) and (iii) the date of such Advance (which shall be a Business Day). If requested by any Lender, the Advances made by such Lender shall be evidenced by a Note to the order of such Lender.

            (b) On the date of each such Advance, the Lenders shall, upon satisfaction of the applicable conditions set forth in this Article II and
Article III, make available to the Borrower in same day funds, at the account set forth in the Funds Transfer Letter, an aggregate amount equal to the initial Principal of such Advance.

            (c) Each Lender's obligation shall be several in proportion to its Commitment hereunder, such that the failure of any Lender to make available to the Borrower any funds in connection with any Advance shall not relieve any other Lender of its obligation, if any, hereunder to make funds available on the date of such Advance, but no Lender shall be responsible for the failure of any other Lender to make funds available in connection with any Advance.

            SECTION 2.03. Settlement Procedures. Notwithstanding anything herein to the contrary, this Section 2.03 shall only be effective from and after the making of the Initial Advance.

            (a) Deposits Into The Facility Account. On each Business Day, prior to 2 P.M. (New York City time), the Servicer shall transfer all Collections on deposit in the Deposit Accounts to the Facility Account, and the Borrower shall, or shall cause the Servicer to, transfer to the Facility Account all Deemed Collections received from an Originator, SPE I or HL Funding I, LLC.

            (b) Facility Account Disbursements During Revolving Period. On each Business Day during the Revolving Period, prior to 5 P.M. (New York City time) the Program Agent shall, from funds on deposit in the Facility Account, at such time and in the following order:

                  (i) first, if a Pool Non-compliance Date shall have occurred and be continuing, disburse an amount to the Lenders, Ratably in an aggregate amount sufficient to reduce the outstanding Facility Principal such that the Facility Principal, after giving effect to such application thereof, equals the Borrowing Base;

                  (ii) second, if such Business Day is a Payment Date, the Program Agent shall distribute the funds on deposit in the Facility Account in the following order:

                                              HL RECEIVABLES FINANCING AGREEMENT

                  (A) to the Program Agent, for itself, Obligations in respect of any express reimbursement or indemnities then due to Program Agent and in respect of the accrued and unpaid amounts then due to the Program Agent under the Fee Agreement;

                  (B) ratably to the Lenders, based on the Ratable Shares of the
            Lenders, to the accrued and unpaid Unused Fees;

                  (C) Ratably to the Lenders, all unpaid Yield accrued on the
            Facility Principal during or prior to the Fixed Period most recently ended; and

                  (D) to the Servicer (if the Servicer is other than an
            Originator or one of its Affiliates), the accrued and unpaid Servicer Fee for the immediately preceding Month;

                  (iii) third, if any Obligations (other than pursuant to clauses (i) or (ii) above) are then due and payable by Borrower to any Beneficiary, pay to each such Beneficiary (Ratably in accordance with the amounts owing to each), the Obligations so due and payable); and

                  (iv) fourth, remit any remaining Collections to the Borrower for application in accordance with Section 2.03(f) below (any such remittance, a "Release"); provided, that if the conditions precedent for such Release set forth in Section 3.02 are not satisfied, the Program Agent shall retain such Collections in the Facility Account for application on the next Business Day in accordance with this Section 2.03; provided further that the Borrower may instruct the Servicer to direct the Program Agent to hold in the Facility Account all or a portion of the Collections otherwise to be Released for application on the next Business Day in accordance with this Section 2.03.

            (c) Facility Account Disbursements During Amortization Period. On the first Business Day of each week during the Amortization Period or more frequently in the sole discretion of the Program Agent, prior to 5 P.M. (New York City Time) the Program Agent shall, from funds on deposit in the Facility Account, at such time and in the following order:

                  (i) pay to the Servicer (if the Servicer is other than an Originator or one of its Affiliates) the accrued and unpaid Servicer Fee;

                  (ii) pay to the Program Agent, for itself, Obligations in respect of any express reimbursement or indemnities then due to Program Agent and in respect of the accrued and unpaid amounts then due to the Program Agent under the Fee Agreement;

                  (iii) pay to the Lenders, in accordance with the Ratable Shares of the Lenders, for payment in full of all accrued and unpaid Unused Fees payable hereunder;

                  (iv) pay to the Lenders, in accordance with the Ratable Shares of the Lenders, for payment in full of all unpaid Yield accrued on the Facility Principal to but excluding such date;

                                              HL RECEIVABLES FINANCING AGREEMENT

                  (v) pay to the Lenders, in accordance with the Ratable Shares of the Lenders, in reduction of the Facility Principal until Facility Principal is reduced to zero;

                  (vi) pay Ratably to the accounts as directed in writing by the applicable Beneficiaries, for the ratable payment of any other amounts due the applicable Beneficiaries under the Transaction Documents;

                  (vii) pay to the Servicer (if the Servicer is an Originator or one of its Affiliates), the accrued and unpaid Servicer Fee; and

                  (viii) after the payment in full of the amounts specified in clauses (i) through (vii) above, pay the remaining amounts to the Servicer to be applied in accordance with Section 2.03(f).

Following the Commitment Termination Date and upon payment in full to all of the Lenders of the Facility Principal, all accrued and unpaid Yield thereon and all other amounts due the Beneficiaries under the Transaction Documents, payment in full to the Servicer of the Servicer Fee, all amounts, if any, remaining in the Facility Account shall be distributed by the Program Agent to the Borrower; provided, however, that if at any time after the payment that would have otherwise resulted in such payment in full, any amount of such payment (a "Rescinded Amount") is rescinded or must otherwise be returned for any reason, effective upon such rescission or return such payment in full shall automatically be deemed, as between the Beneficiaries and the Borrower, never to have occurred, and the Borrower shall be required, to the extent it received any amounts under this Section 2.03(c), to remit to the Program Agent an amount equal to the Rescinded Amount.

            (d) Allocation of Collections.

                  (i) If on any day any Receivable becomes (in whole or in part) a Diluted Receivable, the Borrower shall be deemed to have received on such day a Collection of such Receivable in the amount of such Diluted Receivable;

                  (ii) If on any day any of the representations or warranties contained in Section 4.01(h) is no longer true with respect to any Receivable, the Borrower shall be deemed to have received on such day a Collection of such Receivable in full;

                  (iii) Except with respect to Deemed Collections, or as otherwise required by applicable law or the relevant Contract, all Collections received from an Obligor of any Receivables shall be applied to the Receivables of such Obligor in the order of the age of such Receivables, starting with the oldest such Receivable, unless such Obligor designates its payment for application to specific Receivables; and

                  (iv) If and to the extent the Program Agent or any of the Lenders shall be required for any reason to pay over to an Obligor any amount received on its behalf hereunder, such amount shall be deemed not to have been so received but rather to have been retained by the Borrower and, accordingly, the Program Agent or the Lenders, as the case may

                                              HL RECEIVABLES FINANCING AGREEMENT
be, shall have a claim against the Borrower for such amount, payable when and to the extent that any distribution from or on behalf of such Obligor is made in respect thereof.

            (e) Required Payment of Yield, Fees and Other Obligations.

                  (i) To the extent that as of any Regular Payment Date the amounts retained in the Facility Account with respect to any Fixed Period are insufficient to pay all the accrued but unpaid Yield and Fees, the Borrower shall be obligated to pay to the Program Agent on the Regular Payment Date, for the account of the Lenders and the Program Agent, an amount equal to the balance of such accrued and unpaid amounts by deposit of such amount to the Facility Account. The Program Agent shall subsequently distribute such funds as set forth in Section 2.03(a) or (b), as applicable.

                  (ii) To the extent that as of any Regular Payment Date the amounts deposited to the Facility Account with respect to any Fixed Period are insufficient to pay all the accrued but unpaid (if payable to a Servicer other than an Originator or one of its Affiliates) Servicer Fee, the Borrower shall be obligated to pay to the Facility Account for the benefit of the Servicer (if applicable), an amount equal to the balance of such accrued and unpaid amounts by deposit of such amount to the Facility Account. The Program Agent shall subsequently distribute such funds as set forth in Section 2.03(a) or (b), as applicable.

            (f) Borrower Disbursements. Any Collections remitted to the Borrower pursuant to Section 2.03(b)(iv) or Section 2.03(c)(viii) shall be applied by the Servicer, on behalf of the Borrower: (i) first, if so requested by the Borrower, to pay or prepay (or set aside for the payment or prepayment of) Advances, (ii) second, to pay the purchase price for Transferred Assets to be acquired by the Borrower from SPE I on such day under the Secondary Purchase Agreement, (iii) third, to repay the principal of, and accrued and unpaid interest on, the Subordinated Note (as such term is defined in the Secondary Purchase Agreement), and (iv) fourth, in such other manner as the Borrower may specify and that is not prohibited by the terms of the Facility Documents.

            SECTION 2.04. Fees.

            (a) The Borrower shall pay to the Servicer a fee (the "Servicer Fee") of 0.50% per annum on the average daily Outstanding Balance of the Receivables from the date of this Agreement until the later of the last Termination Date for all Rate Tranches or the date on which the Facility Principal is reduced to zero, payable in arrears on (i) each Payment Date if such Servicer is not an Originator or one of its Affiliates, and (ii) on each Regular Payment Date if such Servicer is an Originator or one of its Affiliates. Upon three Business Days' notice to the Borrower, the Program Agent, the Servicer (if not the Originator, the Borrower or its designee or an Affiliate of the Borrower) may elect to be paid, as such fee, another percentage per annum on the average daily Outstanding Balance of the Receivables, but in no event in excess of 110% of the reasonable costs and expenses of the Servicer in administering and collecting the Receivables. The Servicer Fee shall be payable only from Collections pursuant to, and subject to the priority of payment set forth in, Section 2.03. So long as HLIOC is acting as the Servicer hereunder, amounts paid as the Servicer Fee pursuant to this Section 2.04(a) shall reduce, on a dollar-for-dollar basis, the obligation of the Borrower to pay the "Servicer Fee" pursuant to

                                              HL RECEIVABLES FINANCING AGREEMENT

Section 6.03 of the Secondary Purchase Agreement, provided that such obligation of the Borrower to pay the Servicer Fee shall in no event be reduced below zero.

            (b) The Borrower shall pay to the Program Agent certain fees in the amounts and on the dates set forth in a separate fee agreement dated April 25, 2006 between HLIOC and the Program Agent (as amended and restated pursuant to a letter agreement of even date among the Borrower, HLIOC and the Program Agent, as the same may be further amended, restated, supplemented or otherwise modified from time to time, the "Fee Agreement").

            (c) Beginning on the date hereof until the Commitment Termination Date (the "Final Payment Date"), an unused fee (the "Unused Fee") shall accrue and be payable by the Borrower to the Program Agent for the ratable benefit of each Lender based upon such Lender's Ratable Share, in an amount equal to the sum of the "Daily Unused Fee" for each day in the immediately preceding Month, or with respect to the Final Payment Date in an amount equal to the sum of the "Daily Unused Fee" for each day in the Month in which such Final Payment Date occurs and, if no Unused Fee has yet been paid for the immediately preceding Month, for each day in the immediately preceding Month. The "Daily Unused Fee" for any day is equal to the sum of the following for each Lender: (a) the difference between such Lender's Commitment on such day and such Lender's Advances outstanding on such day, multiplied by (b) 0.50%, and divided by (c) 360.

            (d) On the date hereof, the Borrower shall pay to the Agent for the benefit of each Lender based upon such Lender's Ratable Share, a one-time closing fee equal to the product of (i) 0.50% and (ii) the aggregate amount of the Commitments of all the Lenders as of the date hereof. The closing fee is fully earned on the date paid and is not refundable for any reason whatsoever.

            SECTION 2.05. Payments and Computations, Etc.

            (a) Unless otherwise specified herein, all amounts to be paid or deposited by the Borrower or the Servicer hereunder shall be paid or deposited no later than 2 P.M. (New York City time) on the day when due in same day funds to the Facility Account.

            (b) Each of the Borrower and the Servicer shall, to the extent permitted by law, pay interest on any amount not paid or deposited by it when due hereunder, at an interest rate per annum equal to 2% per annum above the Alternate Base Rate, payable on demand.

            (c) All computations of interest under clause (b) above and all computations of Yield, fees, and other amounts hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed. Whenever any payment or deposit to be made hereunder shall be due on a day other than a Business Day, such payment or deposit shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of such payment or deposit.

            (d) All amounts to be paid hereunder shall be paid in the lawful money of the United States of America.

                                              HL RECEIVABLES FINANCING AGREEMENT

            (e) Notwithstanding anything to the contrary contained herein, the obligations of the Borrower under this Agreement are solely the obligations of the Borrower payable solely from the Collateral. No recourse under any obligation, covenant or agreement of the Borrower contained in this Agreement or implied therefrom shall be had against any member, stockholder, manager, officer, director, incorporator, employee, agent or any Affiliate of the Borrower, and any and all liability for breaches by the Borrower for any such obligations, covenants or agreements, either at common law or equity, or by statute, rule or regulation, of every such member, stockholder, manager, officer, director, incorporator, employee, agent or Affiliate is hereby expressly waived as a condition of and in consideration for the execution of this Agreement; provided, that the foregoing shall not relieve any such Person from any liability it might otherwise have as a result of fraudulent actions taken or omissions made by them; provided, further, that the foregoing shall not relieve Parent, HLIOC, Servicer, HL Funding I, LLC, HL Funding II, Inc, SPE I or any Originator from its own contractual obligations under any of the Transaction Documents.

            SECTION 2.06. Increased Costs.

            (a) If CUSA, any Lender, any entity which purchases or enters into a commitment to make Advances or interests therein, or any of their respective Affiliates (each an "Affected Person") determines that (i) the adoption of, or any change in or in the interpretation of, any law, treaty or governmental rule, regulation or order after the date of this Agreement regarding capital adequacy,
(ii) compliance with any such law, treaty, rule or regulation or order or (iii) compliance with any such guideline or request from any central bank or other Governmental Entity (whether or not having the force of law) shall have the effect of reducing the rate of return on such Affected Person's capital as consequence of its obligations hereunder to a level below that which such Affected Person could have achieved but for such adoption, change, compliance or interpretation, then, upon demand by such Affected Person (with a copy to the Program Agent), the Borrower shall pay to such Affected Person, from time to time as specified by such Affected Person, additional amounts sufficient to compensate such Affected Person for such reduction. A certificate as to such amounts setting forth in reasonable detail the reason for charging such additional amounts submitted to the Borrower and the Program Agent by such Affected Person shall be conclusive and binding for all purposes, absent manifest error.

            (b) If, due to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements referred to in Section 2.07) in or in the interpretation of any law or regulation or (ii) compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), shall have the effect of increasing the cost to any Lender of agreeing to make or making or maintaining any Advance in respect of which Yield is computed by reference to the Eurodollar Rate, then, upon demand by such Lender (with a copy to the Program Agent), the Borrower shall pay to such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender for such increased costs. A certificate as to such amounts setting forth in reasonable detail the reason for charging such additional amounts submitted to the Borrower and the Program Agent and such Affected Person shall be conclusive and binding for all purposes, absent manifest error.

                                              HL RECEIVABLES FINANCING AGREEMENT

            (c) If any Affected Person shall incur any loss, cost or expense as a result of the failure of any Advance to be made on the date specified in the applicable Funds Transfer Letter for any reason (other than the failure of such Affected Person to fund any such Advance), the Borrower shall, upon demand by such Affected Person, immediately pay such Affected Person the amount of such losses, costs and expenses, without duplication of amounts otherwise payable hereunder. Upon the request of Borrower, such Affected Party shall submit to the Borrower a certificate as to such amounts showing the basis for calculation of such amounts, which certificate shall, in the absence of manifest error, be conclusive and binding for all purposes.

            SECTION 2.07. Additional Yield on Advances Bearing a Eurodollar Rate. The Borrower shall pay to any Lender, so long as such Lender shall be required under regulations of the Board of Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional Yield on the unpaid Principal of Advances of such Lender during each Fixed Period Principal of Advances in respect of which Yield is computed by reference to the Eurodollar Rate, for such Fixed Period, at a rate per annum equal at all times during such Fixed Period to the remainder obtained by subtracting (a) the Eurodollar Rate for such Fixed Period from (b) the rate obtained by dividing such Eurodollar Rate referred to in clause (a) above by that percentage equal to 100% minus the Eurodollar Rate Reserve Percentage of such Lender for such Fixed Period, payable on each date on which Yield is payable on such Advances. Such additional Yield shall be determined by such Lender and notice thereof given to the Borrower by such Lender (with a copy to the Program Agent) within 30 days after any Yield payment is made with respect to which such additional Yield is requested. A certificate as to such additional Yield setting forth the calculation of such additional Yield submitted to the Borrower and the Program Agent by such Lender shall be conclusive and binding for all purposes, absent manifest error.

            SECTION 2.08. Taxes.

            (a) Any and all payments and deposits required to be made hereunder or under any other Transaction Document by the Servicer or the Borrower shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding (i) net income taxes that are imposed by the United States and franchise taxes, (ii) net income taxes or franchise taxes that are imposed on an Affected Person by a state or foreign jurisdiction (or any political subdivision thereof) under the laws of which such Affected Person is organized or in which such Affected Person is conducting business through an office or agency located in such jurisdiction and (iii) in the case of each Lender, taxes measured by such Lender's net income or net profit and franchise taxes imposed on it as a result of a present or former connection between such Lender and the jurisdiction of the Governmental Entity imposing such tax or any taxing authority thereof or therein (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower or the Servicer shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Affected Person, (i) the Borrower shall make an additional payment to such Affected Person, in an amount sufficient so that, after making all required deductions (including deductions applicable to additional sums payable under this Section 2.08), such Affected Person receives an amount equal to the sum it would have received had no such deductions been made,

                                              HL RECEIVABLES FINANCING AGREEMENT

(ii) the Borrower or the Servicer, as the case may be, shall make such deductions and (iii) the Borrower or the Servicer, as the case may be, shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

            (b) In addition, the Borrower agrees to pay any present or future stamp or other documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any other Transaction Document or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Transaction Document (hereinafter referred to as "Other Taxes").

            (c) The Borrower will indemnify each Affected Person for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.08) paid by such Affected Person and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto whether or not such Taxes or Other Taxes were correctly or legally asserted; provided, however, that the Borrower shall not have any obligation under this Section 2.08(c) to any Affected Person in respect of penalties, interest and other similar liabilities attributable to such indemnified Taxes and Other Taxes if such penalties, interest or other similar liabilities are caused by or result from the gross negligence or willful misconduct of such Affected Person, as determined by a court of competent jurisdiction in a final non-appealable judgment or order. This indemnification shall be made within thirty days from the date the Affected Person makes written demand therefor (and a copy of such demand shall be delivered to the Program Agent). A certificate as to the amount of such indemnification submitted to the Borrower and the Program Agent by such Affected Person, setting forth, in reasonable detail, the basis for and the calculation thereof, shall be conclusive and binding for all purposes absent manifest error.

            The relevant Affected Person shall promptly notify the Borrower upon receipt by such Affected Person of notice of any claim, assessment or dispute relating to any tax proceeding for which the Borrower has liability pursuant to this clause (c) and shall promptly forward to the Borrower any communications received from or sent to any tax authority in connection with any such tax proceeding; provided, however, that a failure by such Affected Person to give such notice or take any other action will not affect its rights to indemnification pursuant to this clause (c) except to the extent the Borrower is prejudiced as a consequence of such failure.

            The Borrower shall have the sole right to control, contest, resolve and defend, any tax proceeding to the extent such proceeding pertains to a Tax or Other Tax that the Borrower has paid pursuant to this clause (c); provided, however, that (i) the Borrower shall provide the relevant Affected Person with a timely and reasonably detailed account of each stage of any such tax proceeding,
(ii) the Borrower shall consult with such Affected Person before taking any significant action in connection with any such tax proceeding, (iii) the Borrower shall consult with such Affected Person and offer such Affected Person an opportunity to comment before submitting any written materials prepared or furnished in connection with any such tax proceeding, and (iv) the Borrower shall not settle any such tax proceeding without the consent of such Affected Person, such consent not to be unreasonably withheld, conditioned or delayed. The Borrower shall bear any expenses incurred by it in connection with any tax proceeding to which this clause (c) applies.

                                              HL RECEIVABLES FINANCING AGREEMENT

            (d) Each Affected Person which is organized outside the United States and which is entitled to an exemption from, or reduction of, withholding tax under the laws of the United States as in effect on the date hereof (or, in the case of any Person which becomes an Affected Person after the date hereof, on the date on which it so becomes an Affected Person with respect to any payments under this Agreement) shall, on or prior to the date hereof (or, in the case of any Person who becomes an Affected Person after the date hereof, on or prior to the date on which it so becomes an Affected Person), deliver to the Borrower such certificates, documents or other evidence, as required by the Internal Revenue Code of 1986, as amended or Treasury Regulations issued pursuant thereto, including Internal Revenue Service Form W-8BEN or Form W-8ECI and any other certificate or statement of exemption required by Treasury Regulation Section 1.1441-1(a) or Section 1.1441-6(c) or any subsequent version thereof, properly completed and duly executed by such Affected Person as will permit such payments to be made without withholding or at a reduced rate. On or before the date that the most recent form, certificate or document previously provided expires or becomes obsolete, or promptly after the occurrence of any event requiring a change in the most recent form, certificate or document previously provided, each such Affected Person shall deliver to the Borrower any new certificates, documents or other evidence as described in the preceding sentence as will permit payments under this Agreement to be made without withholding or at a reduced rate (but only so long as such Affected Person is legally able to do so).

            (e) The Borrower shall not be required to pay any amounts to any Affected Person in respect of Taxes and Other Taxes pursuant to clauses (a), (b) and (c) above if the obligation to pay such amounts is attributable to the failure by such Affected Person to comply with the provisions of clause (d) above; provided, however, that should an Affected Person become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Affected Person shall reasonably request to assist such Affected Person to recover such Taxes.

            (f) If any Affected Person determines in its sole discretion that it has actually received any refund of tax in connection with any deduction or withholding or payment of any additional amount by the Borrower pursuant to this
Section 2.08 such Affected Person shall reimburse the Borrower in an amount equal to such refund, after tax, and net of all expenses incurred by such Person in connection with such refund. The Borrower shall return such amount to the applicable Person in the event that such Person is required to repay such refund of tax. Nothing contained in this paragraph shall interfere with the right of each of the Affected Persons to arrange its tax affairs in whatever manner it thinks fit, nor to disclose any information or any computations relating to its tax affairs or to do anything that would prejudice its ability to benefit from other credits, relief, remissions or repayments to which it may be entitled.

            SECTION 2.09. Security Interest. To secure the performance by the Borrower of all the terms, covenants and agreements on the part of the Borrower (whether as Borrower or otherwise) to be performed under this Agreement, the Transaction Documents or any other document delivered in connection with this Agreement in accordance with the terms thereof, including the punctual payment when due of all obligations of the Borrower hereunder or thereunder, whether for Principal, Yield, Fees, indemnification payments, expenses or otherwise (all of the foregoing, collectively, the "Obligations"), the Borrower hereby grants to the Program Agent for its benefit and the benefit of the Beneficiaries, a security interest in, all of the

                                              HL RECEIVABLES FINANCING AGREEMENT

Borrower's right, title and interest in and to the following (collectively, the "Collateral") (a) the Purchase Agreements and the Parent Undertakings, including, without limitation, (i) all rights of the Borrower to receive monies due or to become due under or pursuant to the Purchase Agreements or the Parent Undertakings, (ii) all security interests and property subject thereto from time to time purporting to secure payment of monies due or to become due under or pursuant to the Purchase Agreements or the Parent Undertakings, (iii) all rights of the Borrower to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Purchase Agreements or the Parent Undertakings,
(iv) claims of the Borrower for damages arising out of or for breach of or default under the Purchase Agreements or the Parent Undertakings, and (v) the right of the Borrower to compel performance and otherwise exercise all remedies thereunder, (b) all Transferred Assets, whether now owned and existing or hereafter acquired or arising, and all other assets, including, without limitation, accounts, chattel paper, instruments, payment intangibles and general intangibles (as those terms are defined in the UCC), including undivided interests in any of the foregoing, (c) the Lockboxes, Deposit Accounts, Borrower's Account and any other deposit accounts, (d) all other property or interests in property, and (e) to the extent not included in the foregoing, all proceeds of any and all of the foregoing.

            SECTION 2.10. Sharing of Payments. If any Lender (for purposes of this Section only, referred to as a "Recipient") shall obtain payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) on account of the Principal of, or Yield on, any Advance or portion thereof owned by it in excess of its ratable share of payments made on account of the Principal of, or Yield on (other than additional Yield payable pursuant to Section 2.07 hereof), all of the Advances held by the Lenders, such Recipient shall forthwith purchase from the Lenders which received less than their ratable share participations in the Advances made by such Persons as shall be necessary to cause such Recipient to share the excess payment ratably with each such other Person; provided, however, that if all or any portion of such excess payment is thereafter recovered from such Recipient, such purchase from each such other Person shall be rescinded and each such other Person shall repay to the Recipient the purchase price paid by such Recipient for such participation to the extent of such recovery, together with an amount equal to such other Person's ratable share (according to the proportion of (a) the amount of such other Person's required payment to (b) the total amount so recovered from the Recipient) of any interest or other amount paid or payable by the Recipient in respect of the total amount so recovered.

            SECTION 2.11. Right of Setoff. Without in any way limiting the provisions of Section 2.09, the Program Agent and each Lender is hereby authorized (in addition to any other rights it may have) at any time after the occurrence and during the continuance of an Event of Termination to set-off, appropriate and apply (without presentment, demand, protest or other notice which are hereby expressly waived) any deposits and any other indebtedness held or owing by the Program Agent or such Lender to, or for the account of, the Borrower, the Servicer or any Originator against any amount owing by the Borrower, the Servicer or such Originator, respectively, to such Person or to the Program Agent on behalf of such Person (even if contingent or unmatured).

            SECTION 2.12. Facility Increase.

                                              HL RECEIVABLES FINANCING AGREEMENT

            (a) General. The Borrower may request, in writing, to increase the aggregate Commitments by up to $10,000,000 (the "Facility Increase"); provided, however, that such increase will only become effective if (i) the Borrower shall have given the Program Agent at least 5 Business Days' notice of its intention to effect a Facility Increase and the desired amount of such Facility Increase,
(ii) no Event of Termination or Incipient Event of Termination has occurred and is continuing, (iii) one or more Lenders or Eligible Assignees agree to participate in such Facility Increase, (iv) the conditions precedent to an Advance set forth in Section 3.02 are satisfied as of such date, and (v) if requested by the Program Agent, an opinion of counsel to the Borrower in form and substance and from counsel satisfactory to the Program Agent addressing such matters as the Program Agent may reasonably request shall be delivered to the Program Agent.

            (b) Procedures. The Borrower shall have the right to offer such increase to (x) the existing Lenders, and each existing Lender will have the right, but not the obligation, to commit to all or a portion of the proposed increase or (y) other Eligible Assignees reasonably acceptable to the Program Agent; provided, however, that the minimum aggregate Commitment of each such new Eligible Assignee accepting a Commitment as part of such Facility Increase equals or exceeds $1,000,000, and such Lender or Eligible Assignee executes an assumption agreement (in form and substance reasonably satisfactory to the Program Agent) pursuant to which such Lender agrees to commit to all or a portion of such Facility Increase and, in the case of an Eligible Assignee, to be bound by the terms of this Agreement as a Lender. On the effective date provided for in such assumption agreement providing for a Facility Increase (each a "Facility Increase Effective Date"), the Commitments will be increased by the additional amount committed to by each Lender or Eligible Assignee on the Facility Increase Effective Date. In the event there are Lenders and Eligible Assignees that have committed to a Facility Increase in excess of the maximum amount requested (or permitted), then the Program Agent shall have the right to allocate such commitments, first to Lenders and then to Eligible Assignees, on whatever basis the Program Agent determines is appropriate in consultation with the Borrower.

            (c) Funding of Facility Increase. On the Facility Increase Effective Date, each Lender and Eligible Assignee providing a portion of the Facility Increase shall transfer immediately available funds to the Program Agent in an amount equal to its Ratable Share (after giving effect to such Facility Increase) of outstanding Principal. The Program Agent shall distribute such amounts among the Lenders such that, after giving effect to such distribution and the Facility Increase, the quotient of (x) the Principal owing to any Lender and (y) the aggregate outstanding Principal owing to all Lenders, shall equal such Lender's Ratable Share.

            (d) Number of Requests and Maximum Increase. The Borrower may make more than one request for a Facility Increase; provided, however, that the aggregate amount of the Facility Increase effected pursuant to all such requests does not exceed $10,000,000.

                                              HL RECEIVABLES FINANCING AGREEMENT

                                   ARTICLE III

                                   CONDITIONS

            SECTION 3.01. Conditions Precedent to Effectiveness of the Agreement. The effectiveness of this Agreement is subject to the conditions precedent that the Program Agent shall have received on or before the date of such Advance the following, each (unless otherwise indicated) dated such date, in form and substance satisfactory to the Program Agent

            (a) An executed copy of this Agreement, the Funds Transfer Letter, an agreement of the Process Agent pursuant to which it agrees to act as such as called for by Section 9.10(a), the Parent Undertakings, the Intercreditor Agreement, the Notes, the Purchase Agreements and each other Transaction Document on the list of closing documents attached hereto as Schedule 3.01;

            (b) A certificate of the secretary or assistant secretary of the Borrower, the Parent, the Originators, the Servicer, HL Funding I, LLC, HL Funding II, Inc. and SPE I certifying (i) and attaching true and correct copies of the Charter Documents, together with the certification with respect to any certificate of incorporation or formation by the secretary of state of the jurisdiction of organization of such Person, (ii) the names and true signatures of their respective officers authorized to sign this Agreement and the other Transaction Documents, and (iii) copies of the resolutions (or similar authorization, if not a corporation) of such Person's board of directors (or similar governing body or Persons, if not a corporation) approving this Agreement, the Purchase Agreements, the Parent Undertakings and any other Transaction Documents to which it is a party and certified copies of all documents evidencing other necessary corporate or limited liability company, as the case may be, action and governmental approvals, if any, with respect to this Agreement, the Purchase Agreements, the Parent Undertakings and any such Transaction Documents. One such certificate will be acceptable for any number of such Persons;

            (c) Certificates as to the good standing of each of the Borrower, SPE I, each Originator, HL Funding I, LLC, HL Funding II, Inc. and Parent from the Secretary of State of the jurisdiction of such Person's organization and from each other jurisdiction (i) in which with respect to Borrower, HL Funding I, LLC, HL Funding II, Inc. and SPE I, the nature of such Person's business requires it to be so qualified and (ii) in which with respect to each Originator and Parent, the nature of such Person's business requires it to be so qualified except where the failure to be so qualified could not reasonably be expected to result in a Material Adverse Effect;

            (d) Copies of proper financing statements, duly filed on or before the date hereof under the UCC of all jurisdictions that the Program Agent may deem necessary or desirable in order to perfect the ownership and security interests contemplated by this Agreement and the Purchase Agreements;

            (e) Copies of proper financing statements, if any, necessary to release all security interests and other rights of any Person in the Collateral;

                                              HL RECEIVABLES FINANCING AGREEMENT

            (f) Completed requests for information, dated on or before the date hereof, listing all effective financing statements filed in the jurisdictions referred to in clause (c) above and in any other jurisdictions reasonably requested by the Program Agent that name the Borrower, SPE I, HL Funding I, LLC, HL Funding II, Inc. or any Originator as debtor, together with copies of such financing statements (none of which, except those being released or terminated in connection with the closing, shall cover any Collateral);

            (g) Favorable opinions of Skadden, Arps, Slate, Meagher & Flom LLP, as counsel for the Borrower, SPE I, the Parent, the Servicer, HL Funding I, LLC, HL Funding II, Inc. and the Originators, as applicable, and such other legal counsel acceptable to Program Agent, as to corporate, enforceability, non-contravention, perfection, true sale and substantive consolidation matters and as to such other matters as the Program Agent may reasonably request;

            (h) Executed copy of the Fee Agreement, together with payment of any Fees called for thereby;

            (i) Evidence satisfactory to the Program Agent that all actions necessary under the Indenture and the Credit Agreement to permit the transactions contemplated by the Transaction Documents have been taken; and

            (j) Evidence satisfactory to the Program Agent that all obligations under the Existing Securitization Program will have been satisfied concurrently with the making of the Initial Advance and that all Adverse Claims created pursuant to the Existing Securitization Transaction shall have been released.

            SECTION 3.02. Conditions Precedent to All Advances and Releases. Each Advance (including the initial Advance (the "Initial Advance")) and Release shall be subject to the further conditions precedent that:

            (a) in the case of each Advance, the Servicer shall have delivered to the Program Agent no later than 1:00 PM on the Business Day of such Advance, in form and substance satisfactory to the Program Agent, a completed Borrower Report and a completed Daily Report containing information covering the most recently ended reporting period for which information is required pursuant to
Section 6.02(g) and demonstrating that both before and after giving effect to such Advance no Event of Termination or Incipient Event of Termination under
Section 7.01(h) or (i) has or would occur;

            (b) on the date of such Advance or Release the following statements shall be true (and acceptance of the proceeds of such Advance or Release shall be deemed a representation and warranty by the Borrower and the Servicer (each as to itself) that such statements are then true:

                  (i) The representations and warranties in this Agreement are correct on and as of the date of such Advance or Release as though made on and as of such date,

                                              HL RECEIVABLES FINANCING AGREEMENT

                  (ii) No event has occurred and is continuing, or would result from such Advance or Release, that constitutes an Event of Termination or an Incipient Event of Termination,

                  (iii) There shall have been sold or contributed to the purchaser thereunder pursuant to each Purchase Agreement, all Transferred Assets of the seller thereunder arising on or prior to such date;

            (c) the Program Agent shall have received such other approvals, opinions or documents as the Program Agent may reasonably request; and

            (d) prior to the making of the Initial Advance, (i) the Program Agent shall have received a Daily Report for the Business Day immediately preceding the Initial Advance and a Borrower Report for the preceding Month and
(ii) the Program Agent shall have received fully executed copies of Deposit Account Agreements with respect to all Deposit Accounts and Lockboxes and an Account Control Agreement with respect to the Borrower's Account.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

            SECTION 4.01. Representations and Warranties of the Borrower. The Borrower hereby represents and warrants as follows, which representations and warranties shall be deemed repeated on each day on which an Advance is made or a Release is made:

            (a) The Borrower is a corporation organized, duly incorporated, validly existing and in good standing under the laws of the State of Delaware, its organizational identification number is 03-0591832, and it is duly qualified to do business, and is in good standing, in every jurisdiction where the nature of its business requires it to be so qualified.

            (b) The execution, delivery and performance by the Borrower of the Transaction Documents to which it is a party and the other documents to be delivered by it hereunder, including the Borrower's use of the proceeds of Advances, (i) are within the Borrower's corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) do not contravene (A) the Borrower's Charter Documents, (B) any law, rule or regulation applicable to the Borrower, (C) any contractual restriction binding on or affecting the Borrower or its property or (D) any order, writ, judgment, award, injunction or decree binding on or affecting the Borrower or its property, and (iv) do not result in or require the creation of any Adverse Claim upon or with respect to any of its properties (except for the interest created pursuant to this Agreement). Each of the Transaction Documents to which the Borrower is a party has been duly executed and delivered by the Borrower.

            (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Borrower of the Transaction Documents to which it is a party or any other document to be delivered thereunder, except for the filing of UCC financing statements which are referred to herein and therein.

                                              HL RECEIVABLES FINANCING AGREEMENT

            (d) Each of the Transaction Documents to which it is a party constitutes the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, subject to the Enforceability Exceptions.

            (e) Since its date of formation, there has been no Material Adverse Change with respect to Borrower.

            (f) (i) Except as disclosed in the Parent's or any Originator's publicly available SEC filings or otherwise disclosed in writing to the Program Agent after the date hereof, there is no pending or threatened action, investigation or proceeding affecting the Borrower before any court, governmental agency or arbitrator and (ii) except as set forth in Schedule 4.01(f) or as otherwise disclosed by the Parent in its publicly available SEC filings, there is no pending or threatened action, investigation or proceeding affecting the Parent or any of its other Subsidiaries before any court, governmental agency or arbitrator which if determined adversely to any of them, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

            (g) No proceeds of any Advances will be used to acquire any equity security of a class which is registered pursuant to Section 12 of the Securities Exchange Act of 1934.

            (h) The Borrower is the legal and beneficial owner of the Collateral free and clear of any Adverse Claim. The Program Agent for the benefit of the Lenders has a valid and perfected first priority security interest in the Collateral. No effective financing statement or other instrument similar in effect covering any Collateral is on file in any recording office, except those filed in favor of the Program Agent relating to this Agreement and those filed pursuant to the Purchase Agreements. Subject to the final sentence of the definition of "Eligible Receivable" set forth therein, each Receivable characterized in any Report or other written statement made by or on behalf of the Borrower as an Eligible Receivable, or included in the Net Receivables Pool Balance is, as of the date of such Report or other statement (or, if applicable, as of a date certain specified in such report), an Eligible Receivable and is properly included in the Net Receivables Pool Balance.

            (i) Each Report (in each case if prepared by the Borrower or one of its Affiliates, or to the extent that information contained therein is supplied by the Borrower or an Affiliate), and all written information, exhibits, financial statements, documents, books, records and reports furnished or to be furnished at any time by or on behalf of the Borrower to the Program Agent or the Lenders in connection with and before or after the date of this Agreement are or will be accurate in all material respects as of the date so furnished (or, if applicable, as of a date certain specified in such report), and no such document contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

            (j) The principal place of business and chief executive office of the Borrower and the office where the Borrower keeps its books and records concerning the Collateral are located at the address or addresses referred to in
Section 5.01(b).

                                              HL RECEIVABLES FINANCING AGREEMENT

            (k) The names and addresses of all the Deposit Banks, together with the post office boxes and account numbers of the Lockboxes, Deposit Accounts, Borrower's Account and all other deposit accounts of Borrower are as specified in Schedule 4.01(k) hereto, as such Schedule 4.01(k) may be updated from time to time pursuant to Section 5.01(g). The Lockboxes and Deposit Accounts are the only post office boxes and bank accounts into which Collections of Receivables are deposited or remitted. The Borrower has delivered to the Program Agent (i) a fully executed Deposit Account Agreement with respect to each Deposit Account and any associated Lockboxes and (ii) a fully executed Account Control Agreement with respect to Borrower's Account and each other deposit account of Borrower.

            (l) The Borrower has advised its independent certified public accountants that the Program Agent have been authorized to review and discuss with such accountants, as they may reasonably request, any and all financial statements and other information of any kind that such accountants may have which relate to the Collateral, and the Borrower has directed such accountants to comply with any reasonable request of the Program Agent for such information.

            (m) The Borrower is not known by and does not use any trade name or doing-business-as name.

            (n) The Borrower was incorporated on May 10, 2006, and the Borrower did not engage in any business activities prior to the date of this Agreement. The Borrower has no Subsidiaries. SPE I is the sole owner of the Stock issued by the Borrower, all of which is validly issued, fully paid and nonassessable, and there are no options, warrants or other rights to acquire any Stock in the Borrower.

            (o) The Borrower is Solvent.

            (p) With respect to each Transferred Asset the Borrower (i) shall have received such Transferred Asset as a contribution to the capital of the Borrower by SPE I, (ii) shall have purchased such Transferred Asset from SPE I in exchange for payment (made by the Borrower to SPE I in accordance with the provisions of the Secondary Purchase Agreement) of cash or (iii) shall have received such Transferred Asset partially as a capital contribution and partially for payment in cash, in each case in an amount which constitutes fair consideration and reasonably equivalent value. Each such sale referred to in the preceding sentence shall not have been made for or on account of an antecedent debt owed by SPE I to the Borrower.

            (q) The Borrower has timely filed or caused to be filed all required income tax and sales tax returns and reports and all other material tax returns and reports required to have been filed and has paid or caused to be paid all material taxes due pursuant to such returns or pursuant to any assessment received by the Borrower. The charges, accruals and reserves on the books of the Borrower in respect of such taxes or charges imposed by a Governmental Entity are, in the opinion of the Borrower, adequate for the payment thereof.

            (r) The Borrower is not and, after giving effect to the transactions contemplated hereby, will not be, required to be registered as an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                                              HL RECEIVABLES FINANCING AGREEMENT

            (s) Each Receivable (i) is of a nature that financing such Receivable with the proceeds of notes would constitute a "current transaction" within the meaning of Section 3(a)(3) of the Securities Act of 1933, as amended, and (ii) is an obligation representing part or all of the sales price of merchandise, insurance or services within the meaning of Section 3(c)(5) of the Investment Company Act of 1940, as amended.

            (t) Anti-Terrorism Laws and Anti-Money Laundering Laws. The Borrower is not and no Person who owns a controlling interest in or otherwise controls the Borrower is or shall be, (i) listed on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control ("OFAC"), Department of the Treasury, and/or on any other similar list (collectively, the "Lists") maintained by the OFAC pursuant to any authorizing statute, Executive Order or regulation (collectively, "OFAC Laws and Regulations"); or (ii) a Person (a "Designated Person") either (A) included within the term "designated national" as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (B) designated under Sections 1(a), 1(b), 1(c) or 1(d) of Executive Order No. 13224, 66 Fed. Reg. 49079 (published September 25, 2001) or similarly designated under any related enabling legislation or any other similar Executive Orders (collectively, the "Executive Orders"). The Borrower is not (x) a Person or entity with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law or (y) a Person or entity that commits, threatens or conspires to commit or supports "terrorism" as defined in the Executive Orders or (z) is affiliated or associated with a Person or entity listed in the preceding clause (x) or clause (y). None of the Borrower, its Affiliates, brokers or other agents acting in any capacity in connection with the transactions contemplated hereunder (I) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Orders or (II) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

            (u) No Violation of Anti-Money Laundering Laws. Neither the Borrower nor any holder of a direct or indirect interest in the Borrower (i) is under investigation by any governmental authority for, or has been charged with, or convicted of, money laundering under 18 U.S.C. Sections 1956 and 1957, drug trafficking, terrorist-related activities or other money laundering predicate crimes, or any violation of the BSA, (ii) has been assessed civil penalties under any Anti-Money Laundering Laws, or (iii) has had any of its funds seized or forfeited in an action under any Anti-Money Laundering Laws.

            SECTION 4.02. Representations and Warranties of the Servicer. The Servicer hereby represents and warrants as follows, which representations and warranties shall be deemed repeated on each day during the Revolving Period:

            (a) The Servicer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified to do business, and is in good standing, in every jurisdiction where the nature of its business requires it to be so qualified, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

            (b) The execution, delivery and performance by the Servicer of this Agreement and any other documents to be delivered by it hereunder (i) are within the Servicer's

                                              HL RECEIVABLES FINANCING AGREEMENT
corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) do not contravene (A) the Servicer's charter or by-laws, (B) any law, rule or regulation applicable to the Servicer, the breach of which could reasonably be expected to result in a Material Adverse Effect, (C) any material contractual restriction binding on or affecting the Servicer or its property or
(D) any order, writ, judgment, award, injunction or decree binding on or affecting the Servicer or its property, and (iv) do not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties. This Agreement has been duly executed and delivered by the Servicer.

            (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Servicer of this Agreement or any other document to be delivered by it hereunder.

            (d) Each of the Transaction Documents to which it is a party constitutes the legal, valid and binding obligation of the Servicer enforceable against the Servicer in accordance with its terms, subject to the Enforceability Exceptions.

            (e) Since January 31, 2006, there has been no Material Adverse Change with respect to the Servicer.

            (f) Except as set forth in Schedule 4.01(f), there is no pending or threatened action, investigation or proceeding affecting the Servicer or any of its Subsidiaries before any court, governmental agency or arbitrator which if determined adversely, could reasonably be expected to result in a Material Adverse Effect.

            (g) On each day during the Revolving Period (and after giving effect to any Advance to be made on such day or the repayment of Facility Principal to be made on such day), the Facility Principal is not greater than the Borrowing Base. Subject to the final sentence of the definition of "Eligible Receivable" set forth therein, each Receivable characterized in any Report or other written statement made by or on behalf of Servicer as an Eligible Receivable or included in the Net Receivables Pool Balance is, as of the date of such Report or statement (or, if applicable, as of a date certain specified in such information), an Eligible Receivable and properly included in the Net Receivables Pool Balance.

            (h) Specified on Schedule 4.01(k) hereto (as amended by the Servicer from time to time in accordance with Section 6.08(a)) are (i) the Lockbox numbers and (ii) the names, addresses and ABA numbers of all the Deposit Banks, together with the account numbers of the Deposit Accounts, and the name of a contact person at each Deposit Bank.

            (i) The Servicer has notified (or has caused the Originators to notify) the Obligor on each Receivable (or the Obligors are otherwise contractually required to) to make payments on such Receivable to either one of the Lockboxes or one of the Deposit Accounts.

            (j) Each Report (delivered by the Servicer), and all written information, exhibits, financial statements, documents, books, records and reports furnished or to be furnished at any time by or on behalf of the Servicer to the Program Agent or the Lenders in connection

                                              HL RECEIVABLES FINANCING AGREEMENT
with and before or after the date of this Agreement are or will be accurate in all material respects as of the date so furnished (or, if applicable, as of a date certain specified in such report), and no such document contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

            (k) The Servicer Fee will compensate the Servicer for (i) performing the functions of a servicer, administrator and collector of the Transferred Assets as an agent for the Borrower and the Program Agent, including billing, collecting and posting all payments, responding to inquiries of Obligors and investigating delinquencies and (ii) its services as the administrator of the Transferred Assets, including accounting for Collections and the furnishing, periodically of the Reports to the Program Agent. The Servicer Fee will also reimburse the Servicer for certain taxes, accounting fees, data-processing costs and other costs associated with administering the Transferred Assets.

            (l) The servicer arrangements set forth herein were arrived at as a result of arm's-length negotiations and are typical of servicer arrangements made for servicing, administering and collecting assets such as the Receivables in transactions of this type.

            (m) Anti-Terrorism Laws and Anti-Money Laundering Laws. The Servicer is not and no Person who owns a controlling interest in or otherwise controls the Servicer is or shall be, (i) listed on the Specially Designated Nationals and Blocked Persons List maintained by the OFAC, Department of the Treasury, and/or on any List maintained by the OFAC pursuant to any OFAC Laws and Regulations; or (ii) a Designated Person. The Servicer is not (x) a Person or entity with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law or (y) a Person or entity that commits, threatens or conspires to commit or supports "terrorism" as defined in the Executive Orders or (z) is affiliated or associated with a Person or entity listed in the preceding clause (x) or clause (y). None of the Servicer, its Affiliates, brokers or other agents acting in any capacity in connection with the transactions contemplated hereunder (I) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Orders or (II) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

            (n) No Violation of Anti-Money Laundering Laws. Neither the Servicer nor any holder of a direct or indirect interest in the Borrower (i) is under investigation by any governmental authority for, or has been charged with, or convicted of, money laundering under 18 U.S.C. Sections 1956 and 1957, drug trafficking, terrorist-related activities or other money laundering predicate crimes, or any violation of the BSA, (ii) has been assessed civil penalties under any Anti-Money Laundering Laws, or (iii) has had any of its funds seized or forfeited in an action under any Anti-Money Laundering Laws.

                                              HL RECEIVABLES FINANCING AGREEMENT

                                    ARTICLE V

                                    COVENANTS

            SECTION 5.01. Covenants of the Borrower. Until the later of the Commitment Termination Date and the date on which all Obligations shall be paid in full:

            (a) Compliance with Laws, Etc. The Borrower will comply in all material respects with all applicable laws, rules, regulations and orders and preserve and maintain its corporate existence, rights, franchises, qualifications, and privileges.

            (b) Offices, Records, Name and Organization. The Borrower will keep its principal place of business and chief executive office and the office where it keeps its records concerning the Transferred Assets at the address of the Borrower set forth on Schedule 1.01-4 hereto or, upon 30 days' prior written notice to the Program Agent, at any other locations within the United States. The Borrower will not change its name or its jurisdiction of organization, unless (i) the Borrower shall have provided the Program Agent with at least 30 days' prior written notice thereof and (ii) no later than the effective date of such change, all actions reasonably requested by the Program Agent to protect and perfect the security interest in the Collateral have been taken and completed. The Borrower also will maintain and implement (or cause the Servicer to maintain or implement) administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Transferred Assets in the event of the destruction of the originals thereof), and keep and maintain (or cause the Servicer to maintain or implement) all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the daily identification of each Receivable and all Collections of and adjustments to each existing Receivable).

            (c) Performance and Compliance with Contracts and Credit and Collection Policy. The Borrower will, at its expense, timely and fully perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Transferred Assets and timely and fully comply in all material respects with the Credit and Collection Policy in regard to each Receivable and the related Contract.

            (d) Sales, Liens, Etc. Except for the security interest created hereunder in favor of the Program Agent, the Borrower will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon or with respect to any Collateral or assign any right to receive income in respect thereof.

            (e) Extension or Amendment of Receivables. Except as provided in
Section 6.02(c), the Borrower will not (and will not permit the Servicer or any Originator to) extend, amend or otherwise modify the terms of any Receivable, or amend, modify or waive any term or condition of any Contract related thereto.

            (f) Change in Business or Credit and Collection Policy. The Borrower will not make any change (i) in the character of its business or (ii) in the Credit and Collection Policy that would impair the collectibility of the Receivables.

                                              HL RECEIVABLES FINANCING AGREEMENT

            (g) Change in Payment Instructions to Obligors. The Borrower will not add or terminate any bank, post office box or bank account as a Deposit Bank, Lockbox, Deposit Account, Borrower's Account or any other deposit account, respectively, from those listed in Schedule 4.01(k) to this Agreement, or make any change in its instructions to Obligors regarding payments to be made to the Borrower or payments to be made to any such account or box, unless the Program Agent shall have received notice of such addition, termination or change (including an updated Schedule 4.01(k)) and a fully executed Deposit Account Agreement or Account Control Agreement with each new Deposit Bank, or, as the case may be, with respect to each new Lockbox, Deposit Account, Borrower's Account or other deposit account. The Borrower shall maintain each Deposit Account and Lockbox with documentation and instructions in form and substance satisfactory to the Program Agent.

            (h) Deposits to Lockboxes and Deposit Accounts. The Borrower will (or will cause the Servicer or the Originators to) instruct all Obligors to remit all their payments in respect of Receivables to Deposit Accounts or Lockboxes associated therewith. If the Borrower shall receive any Collections directly, it shall immediately (and in any event within one Business Day) deposit the same to a Deposit Account. The Borrower will not deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Lockbox or Deposit Account, cash or cash proceeds other than Collections of Receivables. The Borrower will maintain in full force and effect a Deposit Account Agreement with respect to all Lockboxes and Deposit Accounts and an Account Control Agreement with respect to each of Borrower's other deposit accounts. The name of the owner on the Deposit Accounts and the tax identification number with respect thereto on the Deposit Bank's records shall be Hayes Funding II, Inc. and the tax identification number of Hayes Funding II, Inc., respectively.

            (i) Reporting Requirements. The Borrower will provide to the Program Agent (in multiple copies, if requested by the Program Agent) the following:

                  (i) as soon as available and in any event prior to the date on which the Parent is required to file a form 10-Q pursuant to SOXA, financial information regarding HLIOC and its Subsidiaries consisting of consolidated unaudited balance sheets as of the close of such quarter and the related statements of income and cash flow for such quarter and that portion of the fiscal year ending as of the close of such quarter, certified by a Financial Officer of HLIOC as fairly presenting the consolidated financial position of HLIOC and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in accordance with GAAP (subject to the absence of footnote disclosure and normal year-end audit adjustments);

                  (ii) as soon as available and in any event prior to the date on which the Parent is required to file a form 10-K pursuant to SOXA, financial information regarding HLIOC and its Subsidiaries consisting of consolidated and consolidating balance sheets of HLIOC and its Subsidiaries as of the end of such year and related statements of income and cash flows of HLIOC and its Subsidiaries for such fiscal year, all prepared in conformity with GAAP and certified, in the case of the consolidated financial statements, without qualification as to the scope of the audit or as to HLIOC being a going concern by KPMG, LLP or other independent public accountants of recognized national standing acceptable to the Program Agent, together with a report of such accounting firm stating that (A) such financial statements fairly present the

                                              HL RECEIVABLES FINANCING AGREEMENT
consolidated financial position of HLIOC and its Subsidiaries as at the dates indicated and the results of their operations and cash flows for the period indicated in conformity with GAAP applied on a basis consistent with prior years (except for changes which such accountants shall concur and that shall have been disclosed in the notes to such financial statements and (B) the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards, and accompanied by a certificate stating that in the course of the regular audit of the business of HLIOC and its Subsidiaries such accounting firm has obtained no knowledge that a "Default" or "Event of Default" (under and as defined in the Credit Agreement) has occurred and is continuing, or, if in the opinion of such accounting firm, a default or potential event of default under the Credit Agreement has occurred and is continuing, a statement as to the nature thereof;

                  (iii) (A) as soon as available, and in any event within 90 days after the end of each fiscal year of the Borrower, a balance sheet of the Borrower as of the end of such fiscal year and a statement of income and retained earnings of the Borrower for such fiscal year, certified by a Financial Officer of the Borrower, and (B) as soon as available and in any event within 45 days after the end of the first, second and third quarterly accounting periods in each fiscal year of the Borrower, a balance sheet of the Borrower as of the end of such fiscal quarter and a statement of income and retained earnings of the Borrower for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified by a Financial Officer of the Borrower;

                  (iv) as soon as possible and in any event within five Business Days after the occurrence of each Event of Termination or Incipient Event of Termination, in each case of which the Borrower has actual knowledge, a statement of a Financial Officer of the Borrower setting forth details of such Event of Termination or Incipient Event of Termination and the action that the Borrower has taken and proposes to take with respect thereto;

                  (v) promptly after the sending or filing thereof, copies of all reports that the Parent sends to any of its security holders, and copies of all reports and registration statements that the Parent or any of its Subsidiaries files with the SEC or any national securities exchange;

                  (vi) promptly after the filing or receiving thereof, copies of all reports and notices that the Parent or any ERISA Affiliate files under ERISA with the Internal Revenue Service or the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or that the Parent or any ERISA Affiliate receives from any of the foregoing or from any multiemployer plan (within the meaning of Section 4001(a)(3) of ERISA) to which the Parent or any ERISA Affiliate is or was, within the preceding five years, a contributing employer, in each case in respect of the assessment of withdrawal liability or an event or condition which could, in the aggregate, result in the imposition of liability on the Parent and/or any such ERISA Affiliate in excess of $1,000,000;

                  (vii) at least 30 days prior to any change in the name or jurisdiction of organization of the Parent, any Originator, SPE I or the Borrower, a notice setting forth the new name or jurisdiction of organization and the effective date thereof;

                                              HL RECEIVABLES FINANCING AGREEMENT

                  (viii) promptly after the Borrower obtains knowledge thereof, notice of any "Event of Termination", "Incipient Event of Termination" or "Facility Termination Date" (each as defined in and under any Purchase Agreement);

                  (ix) so long as any Principal shall be outstanding, as soon as possible and in any event no later than the day of occurrence thereof, notice that any Originator has stopped selling to SPE I, pursuant to the Originator Purchase Agreement, all newly arising or acquired Receivables; and notice that SPE I has stopped selling or contributing Receivables pursuant to the Secondary Purchase Agreement;

                  (x) at the time of the delivery of the financial statements provided for in clauses (i), (ii) and (iii) of this paragraph, a certificate of a Financial Officer of the Borrower to the effect that, to the best of such officer's knowledge, no Incipient Event of Termination or Event of Termination has occurred and is continuing or, if any Incipient Event of Termination or Event of Termination has occurred and is continuing, specifying the nature and extent thereof;

                  (xi) promptly after receipt thereof, copies of all notices received by the Borrower from any Person under or with respect to any Purchase Agreement or other Transaction Document; and

                  (xii) such other information respecting the Collateral or the condition or operations, financial or otherwise, of the Borrower, the Parent, HLIOC, SPE I, HL Funding I, LLC, HL Funding II, Inc. or any Originator as the Program Agent may from time to time reasonably request, to the extent such disclosure is permitted under applicable law, rule or regulation.

            Reports and financial statements required to be delivered pursuant to clauses (i), (ii) and (v) of this Section 5.01(i) shall be deemed to have been delivered on the date on which the Parent posts such reports, or reports containing such financial statements, on the Parent's website on the Internet at http://www.hayes-lemmerz.com or when such reports, or reports containing such financial statements, are posted on the SEC's website at www.sec.gov; provided that the Parent shall deliver paper copies of the reports and financial statements referred to in clauses (i), (ii) and (v) of this Section 5.01(i) to the Program Agent or Lender who requests the Parent to deliver such paper copies until written notice to cease delivering paper copies is given by the Program Agent or Lender, as applicable.

            (j) Separateness.

                  (i) The Borrower shall maintain at least one Independent Director on its board of directors at all times.

                  (ii) The Borrower shall not direct or participate in the management of any of the Other Companies' operations or of any other Person's operations.

                  (iii) The Borrower shall conduct its business from an office separate from that of the Other Companies and any other Person (but which may be located in the same facility as one or more of the Other Companies). The Borrower shall have stationery and other

                                              HL RECEIVABLES FINANCING AGREEMENT
business forms and a mailing address and a telephone number separate from that of the Other Companies and any other Person.

                  (iv) The Borrower shall at all times be adequately capitalized in light of its contemplated business.

                  (v) The Borrower shall at all times provide for its own operating expenses and liabilities from its own funds.

                  (vi) The Borrower shall maintain its assets and transactions separately from those of the Other Companies and any other Person and reflect such assets and transactions in financial statements separate and distinct from those of the Other Companies and any other Person and evidence such assets and transactions by appropriate entries in books and records separate and distinct from those of the Other Companies and any other Person. The Borrower shall hold itself out to the public under the Borrower's own name as a legal entity separate and distinct from the Other Companies. The Borrower shall not hold itself out as having agreed to pay, or as being liable, primarily or secondarily, for, any obligations of the Other Companies or any other Person.

                  (vii) The Borrower shall not maintain any joint account with any Other Company or any other Person or become liable as a guarantor or otherwise with respect to any Debt or contractual obligation of any Other Company or any other Person.

                  (viii) The Borrower shall not make any payment or distribution of assets with respect to any obligation of any Other Company or any other Person or grant an Adverse Claim on any of its assets to secure any obligation of any Other Company or any other Person.

                  (ix) The Borrower shall not make loans, advances or otherwise extend credit to any of the Other Companies.

                  (x) The Borrower shall comply in all respects with its Charter Documents and resolutions.

                  (xi) The Borrower shall not engage in any transaction with any of the Other Companies, except as permitted by this Agreement and the other Transaction Documents.

            (k) Secondary Purchase Agreement. The Borrower will not amend, waive or modify any provision of the Secondary Purchase Agreement or waive the occurrence of any "Event of Termination" under the Secondary Purchase Agreement, without in each case the prior written consent of the Program Agent. The Borrower will perform all of its obligations under the Secondary Purchase Agreement in all respects and will enforce the Secondary Purchase Agreement in accordance with its terms.

            (l) Nature of Business. The Borrower will not engage in any business other than the purchase or acquisition of Transferred Assets from SPE I and the transactions contemplated by this Agreement. The Borrower will not create or form any Subsidiary.

                                              HL RECEIVABLES FINANCING AGREEMENT

            (m) Mergers, Etc. The Borrower will not merge with or into or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions), any of its assets (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets or capital stock or other ownership interest of, or enter into any joint venture or partnership agreement with, any Person.

            (n) Distributions, Etc. The Borrower will not declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any of its Stock, or return any capital to its shareholders as such, or purchase, retire, defease, redeem or otherwise acquire for value or make any payment in respect of any Stock of the Borrower or any warrants, rights or options to acquire any such Stock, now or hereafter outstanding; provided, however, that the Borrower may declare and pay cash dividends on its Stock to its shareholders so long as (i) no Event of Termination or Incipient Event of Termination shall then exist or would occur as a result thereof, (ii) such dividends are in compliance with all applicable law including the laws of the State of Delaware, (iii) such dividends have been approved by all necessary and appropriate corporate action of the Borrower, and
(iv) there are no amounts owing by the Borrower under the Subordinated Note (as such term is defined in the Secondary Purchase Agreement). The Borrower will not make or suffer to exist any loans or advances to, or extend any credit to, or make any investments (by way of transfer of property, contributions to capital, purchase of stock or securities or evidences of indebtedness, acquisition of the business or assets, or otherwise) in, any Affiliate or any other Person except for the purchase and receipt of capital contributions of Transferred Assets pursuant to the terms of the Secondary Purchase Agreement.

            (o) Debt. The Borrower will not incur any Debt, other than any Debt incurred pursuant to this Agreement and the "Subordinated Loans" (as defined in the Secondary Purchase Agreement).

            (p) Charter Documents. The Borrower will not amend or delete or modify its Charter Documents without the prior written consent of the Program Agent.

            (q) Chattel Paper. The Borrower will (i) mark the original copy of all chattel paper that constituting Transferred Assets with a legend identifying that a security interest therein has been granted to the Program Agent, (ii) take all steps necessary to grant the Program Agent control of all electronic chattel paper in accordance with the UCC, and (iii) hold in trust and safely keep all chattel paper constituting Transferred Assets in separate filing cabinets or other suitable containers at the location identified on Schedule 1.01-4 as the location at which such chattel paper is held or, if an Event of Termination or Incipient Event of Termination shall have occurred and be continuing, at such other locations as the Program Agent may specify.

            SECTION 5.02. Covenant of the Borrower and the Servicer. Until the latest of the Commitment Termination Date or the date on which no Obligations shall be outstanding or the date all other amounts owed by the Borrower hereunder to the Lenders or the Program Agent are paid in full, each of the Borrower and the Servicer:

            (a) Auditing. Will, at their respective expense, from time to time during regular business hours as requested by the Program Agent permit the Program Agent or their

                                              HL RECEIVABLES FINANCING AGREEMENT
respective agents or representatives (including independent public accountants or consultants, which may be the Borrower's or the Parent's independent public accountants), (i) to conduct audits of the Collateral and the related books and records and collections systems of the Borrower, the Servicer or any Originator, as the case may be, (ii) to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in the possession or under the control of the Borrower or the Servicer relating to Collateral, and (iii) to visit the offices and properties of the Borrower or the Servicer for the purpose of examining such materials described in clause (ii) above, and to discuss matters relating to the Collateral or the Borrower's, the Servicer's or any Originator's performance under the Transaction Documents or under the Contracts with any of the officers or employees of the Borrower or the Servicer having knowledge of such matters. In addition, the Program Agent may appoint independent public accountants or other Persons acceptable to the Program Agent (which shall not be the Parent's or the Borrower's independent public accountants who perform regular financial statement audits for the Parent and its Subsidiaries), to prepare and deliver to the Program Agent a written report with respect to the Transferred Assets and the Credit and Collection Policy (including, in each case, the systems, procedures and records relating thereto) on a scope and in a form reasonably requested by the Program Agent, and the Borrower shall reimburse the Program Agent for all reasonable costs and reasonable expense incurred in connection with this Section 5.02(a); provided, that so long as no Event of Termination Event has occurred or is continuing, Borrower's reimbursement obligations hereunder shall be limited to four such audits per calendar year (but without such limitation for follow-up audits if an audit deficiency is described during any such audit or follow-up audit).

            (b) Anti-Terrorism and Anti-Money Laundering Law Notices. Shall immediately notify the Program Agent if such Person obtains knowledge that any holder of a direct or indirect interest in the Borrower or the Servicer, or any director, manager or officer of any of such holder, (a) has been listed on any of the Lists, (b) has become a Designated Person, (c) is under investigation by any governmental authority for, or has been charged with or convicted of, money laundering drug trafficking, terrorist-related activities or other money laundering predicate crimes, or any violation of the BSA, (d) has been assessed civil penalties under any Anti-Money Laundering Laws, or (e) has had funds seized or forfeited in an action under any Anti-Money Laundering Laws.

                                   ARTICLE VI

                          ADMINISTRATION AND COLLECTION
                                 OF RECEIVABLES

            SECTION 6.01. Designation of Servicer.

            (a) The servicing, administration and collection of the Receivables shall be conducted by the Servicer so designated hereunder from time to time. Until the Program Agent gives notice to the Borrower of the designation of a new Servicer in accordance with the terms hereof, HLIOC is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms hereof. At any time after the occurrence and during the

                                              HL RECEIVABLES FINANCING AGREEMENT
continuance of a Servicer Default, the Program Agent may and, at the request of the Required Lenders, the Program Agent shall designate as Servicer any Person (including itself) to succeed the Parent or any successor Servicer, if such Person shall consent and agree to the terms hereof. The Servicer may, with the prior consent of the Program Agent and each Lender, subcontract with any other Person (except that in the case of an Originator no such consent is required) for the servicing, administration or collection of the Receivables. Any such subcontract shall not affect the Servicer's liability for performance of its duties and obligations pursuant to the terms hereof, and shall automatically terminate upon designation of a successor Servicer. The Lenders and the Program Agent shall not be deemed parties to such subcontract and shall have no liabilities, obligations or duties with respect to such subcontractor.

            (b) HLIOC in its capacity as the Servicer shall not resign from the obligations and duties hereby imposed on it except upon the reasonable determination by the Servicer that the performance of its duties hereunder is no longer permissible under applicable law and there is no reasonable action which HLIOC could take to make the performance of its duties hereunder permissible under applicable law. In any case, HLIOC agrees that, upon its resignation or replacement as Servicer pursuant hereto, it will cooperate with the Program Agent and the successor Servicer in effecting the termination of its responsibilities and rights as Servicer hereunder, including, without limitation: (i) assisting the successor Servicer in enforcing all rights under the Collateral, (ii) transferring, promptly upon receipt, to the successor Servicer any Collections or other amounts related to the Receivables, (iii) transferring to the successor Servicer all books and records held by or under the control of HLIOC, (iv) permitting the successor Servicer to have reasonable access to all tapes, discs, diskettes and related property containing information concerning the Collateral, and (v) in the Program Agent's discretion, either continuing to use at the direction of the successor Servicer, or taking all actions reasonably necessary to obtain a sublicense for a successor Servicer to use, all computer software and hardware that may facilitate the Servicer's access to and use of such information. Upon the resignation or replacement of HLIOC as Servicer, HLIOC shall no longer be entitled to the Servicer Fee accruing from and after the effective date of such resignation or replacement.

            SECTION 6.02. Duties of Servicer.

            (a) The Servicer shall take or cause to be taken all such actions as may be necessary or advisable to collect each Receivable from time to time, all in accordance in all respects with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy. The Borrower, the Program Agent and the Lenders hereby appoint the Servicer, from time to time designated pursuant to Section 6.01, as agent for themselves, to enforce their respective rights and interests in the Transferred Assets. In performing its duties as Servicer, the Servicer shall exercise the same care and apply the same policies as it would exercise and apply if it owned such Transferred Assets and shall act in the best interests of the Borrower, the Lenders and the Program Agent.

            (b) The Servicer shall administer the Collections in accordance with the procedures described in Section 2.03.

            (c) If no Event of Termination or Incipient Event of Termination shall have occurred and be continuing, HLIOC, while it is the Servicer, may, in accordance with the Credit

                                              HL RECEIVABLES FINANCING AGREEMENT
and Collection Policy, extend the maturity or adjust the Outstanding Balance of any Receivable as it deems appropriate to maximize Collections thereof, or otherwise amend or modify other terms of any Receivable, provided that the classification of any such Receivable as a Delinquent Receivable or Defaulted Receivable hereunder shall not be affected by any such extension.

            (d) The Servicer shall hold in trust for the Borrower and each Lender, in accordance with their respective interests, all documents, instruments and records (including, without limitation, computer tapes or disks) which evidence or relate to Transferred Assets. The Servicer shall mark each Originator's master data processing records evidencing the Transferred Assets with a legend, acceptable to the Program Agent, evidencing that such Transferred Assets have been sold to the Borrower; such an acceptable legend would be "This writing and the obligations evidenced hereby have been sold to Hayes Funding II, Inc. and Hayes Funding II, Inc. has pledged its interest therein to Citicorp USA, Inc. ("CUSA"), in its capacity as program agent, and any pledge, assignment or other transfer hereof or of an interest herein would be a violation of CUSA's rights."

            (e) The Servicer shall, as soon as practicable following receipt, turn over to the Person entitled thereto any cash collections or other cash proceeds received that are not Collections of the Receivables or proceeds of the Collateral.

            (f) The Servicer shall, from time to time at the request of the Program Agent and furnish to the Program Agent (promptly after any such request) a calculation of the amounts set aside for the Lenders pursuant to Section 2.03.

            (g) The Servicer shall prepare and provide to the Program Agent:

                  (i) on each Business Day during a Daily Reporting Period, by no later than 1:00 P.M. (New York City time), a Daily Report as of the prior Business Day;

                  (ii) on the first Business Day of each calendar week, by no later than 1:00 P.M. (New York City time), a Weekly Report as of the last day of the immediately preceding week;

                  (iii) no later than 3:00 P.M. (New York City time) on each Determination Date, a Borrower Report relating to the Receivables outstanding on the last day of the immediately preceding Month; and

                  (iv) any other reports reasonably requested by Program Agent upon ten Business Days' prior written notice to the Servicer.

            The Servicer shall transmit Borrower Reports, the Weekly Reports and the Daily Reports, to the Program Agent concurrently by facsimile and by electronic mail (each an "E-Mail Report"). Each E-Mail Report shall be (A) formatted as the Program Agent may designate from time to time and shall be digitally signed and (B) sent to the Program Agent at an electronic mail address designated by the Program Agent. Notwithstanding anything herein to the contrary, the Servicer shall not be required to deliver any Report prior to the making of the Initial Advance.

                                              HL RECEIVABLES FINANCING AGREEMENT

            SECTION 6.03. Certain Rights of the Program Agent.

            (a) At any time after the occurrence and during the continuance of an Event of Termination:

                  (i) the Program Agent may and, at the direction of the
            Required Lenders, the Program Agent shall notify the Obligors of Receivables, at any time and at the Borrower's expense, of the security interest granted under this Agreement and the transactions pursuant to the Purchase Agreements;

                  (ii) at the Borrower's expense, the Program Agent may, and, at the direction of the Required Lenders, the Program Agent shall to the extent permitted under applicable law, direct the Obligors of Receivables that all payments thereunder be made directly to the Program Agent or its designee; and

                  (iii) at the Program Agent's or the Required Lenders' request and at the Borrower's expense, the Borrower shall notify each Obligor of Receivables of the security interest in the Receivables granted under this Agreement and the transactions pursuant to the Purchase Agreements, and direct that payments be made directly to the Program Agent or its designee.

            (b) At any time after the occurrence and during the continuation of an Incipient Event of Termination or Event of Termination:

                  (i) at the Program Agent's request and at the Borrower's
            expense, the Borrower and the Servicer shall (A) assemble all of the documents, instruments and other records (including, without limitation, computer tapes and disks) that evidence or relate to the Collateral , or that are otherwise necessary or desirable to collect the Receivables, and shall make the same available to the Program Agent at a place selected by the Program Agent or its designee, and
            (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections of Receivables in a manner acceptable to the Program Agent and, promptly upon receipt, remit all such cash, checks and instruments, duly indorsed or with duly executed instruments of transfer, to the Program Agent or its designee; and

                  (ii) the Borrower authorizes the Program Agent to take any and all steps in the Borrower's name and on behalf of the Borrower (other than as set forth in Section 6.03(a)) that are necessary or desirable, in the determination of the Program Agent, to collect amounts due under the Receivables, including, without limitation,
            (i) endorsing the Borrower's name on checks and other instruments representing Collections of Receivables and enforcing the Borrower's rights under the other Collateral, (ii) paying or discharging any taxes or Adverse Claims levied or placed on or threatened against any of the Collateral, (iii) defending any suit, action or proceeding with respect to the Collateral if the Borrower does not defend such, suit action or proceeding brought against it or any Collateral or if the Program Agent believes that the Borrower is not pursuing such

                                              HL RECEIVABLES FINANCING AGREEMENT
            defense in a manner which will maximize the recovery to the Beneficiaries, (iv) settling, compromising or adjusting any suit, action or proceeding described above and, in connection therewith and giving such discharges or releases as the Program Agent may deem appropriate and (v) filing or prosecuting any claims in any court of competent jurisdiction or before any arbitrator, or take any other action otherwise deemed appropriate by the Program Agent for the purpose of collecting on the Collateral any and all moneys due hereunder and the other Transaction Documents and to enforce any other right hereunder.

            SECTION 6.04. Rights and Remedies.

            (a) If the Servicer fails to perform any of its obligations under this Agreement, the Program Agent may (but shall not be required to) itself perform, or cause performance of, such obligation; and the Program Agent's costs and expenses incurred in connection therewith shall be payable by the Servicer.

            (b) The Borrower shall perform its obligations under the Contracts related to the Receivables and the exercise by the Program Agent on behalf of the Lenders of their rights under this Agreement shall not release the Originators, the Servicer or the Borrower from any of their duties or obligations with respect to any Receivables or related Contracts. Neither the Program Agent, nor the Lenders shall have any obligation or liability with respect to any Receivables or related Contracts, nor shall any of them or the Borrower be obligated to perform the obligations of the Originators thereunder.

            (c) In the event of any conflict between the provisions of Article VI of this Agreement and Article VI of any Purchase Agreement, the provisions of
Article VI of this Agreement shall control.

                                              HL RECEIVABLES FINANCING AGREEMENT

            SECTION 6.05. Further Assurances. The Borrower agrees from time to time, at its expense, to promptly execute and deliver all further instruments and documents, and to take all further actions, that may be reasonably necessary or desirable, or that the Program Agent may reasonably request, to perfect, protect or more fully evidence the security interest granted hereunder, or to enable the Lenders or the Program Agent to exercise and enforce their respective rights and remedies hereunder and under the other Transaction Documents. Without limiting the foregoing, the Borrower and each Originator hereby authorizes the filing of any financing statements or continuation statements, and amendments to financing statements, in any jurisdictions as the Program Agent may reasonably determine are necessary to perfect the security interest granted to the Program Agent pursuant to Section 2.09 hereof or the interests assigned pursuant to the Purchase Agreements. Such financing statements filed against the Borrower may describe the Collateral in the same manner specified in Section 2.09 hereof or in any other manner as the Program Agent may reasonably determine is necessary to ensure the perfection of such security interest, including, without limitation, describing such property as all assets or all personal property of the Borrower whether now owned or hereafter acquired.

            SECTION 6.06. Covenants of the Servicer. Until the later of the Commitment Termination Date and the date on which all Obligations shall be paid in full, unless the Program Agent shall otherwise consent, the Servicer:

            (a) Extension or Amendment of Receivables. Except as otherwise permitted in Section 6.02(c), will not extend, amend, waive or otherwise modify, the terms of any Receivable.

            (b) Change in Business or Credit and Collection Policy. Will not make any change in the character of its business or make any change in the Credit and Collection Policy that would impair the collectibility of the Receivables. In the event that the Servicer or any Originator makes any change to the Credit and Collection Policy, it shall, contemporaneously with such change, provide the Program Agent with an updated Credit and Collection Policy and a summary of all changes.

            (c) Change in Payment Instructions to Obligors. Will not add or terminate any bank, post office box or bank account as a Deposit Bank, Lockbox or Deposit Account from those listed in Schedule 4.01(k) to this Agreement, or make any change in its instructions to Obligors regarding payments to be made to the Borrower or payments to be made to any such box or account, unless the Program Agent shall have received notice of such addition, termination or change (including an updated Schedule 4.01(k)) and a fully executed Deposit Account Agreement with each new Deposit Bank or Account Lender or with respect to each new such box or account.

            (d) Deposits to Lockboxes and Deposit Accounts. Will (or will cause the Borrower or the Originators to) (i) instruct all Obligors to remit all their payments in respect of Receivables to Deposit Accounts or Lockboxes associated therewith, and (ii) use ongoing commercially reasonable efforts to obtain compliance with such instructions from those Obligors who have failed to so comply. If the Servicer shall receive any Collections directly, it shall immediately (and in any event within one Business Day) deposit the same to a Deposit Account. The Servicer will not deposit or otherwise credit, or cause or permit to be so deposited or

                                              HL RECEIVABLES FINANCING AGREEMENT
credited, to any Lockbox or Deposit Account cash proceeds other than Collections of Receivables.

            (e) Maintenance of Records. Will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the daily identification of each Receivable and all Collections of and adjustments to each existing Receivable).

            SECTION 6.07. Indemnities by the Servicer. Without limiting any other rights that the Program Agent, the Lenders or any of their respective Affiliates or members or any of their respective officers, directors, employees or advisors (each, an "Indemnified Party") may have hereunder or under applicable law (including, without limitation, the right to recover damages for breach of contract), and in consideration of its appointment as Servicer, the Servicer hereby agrees to indemnify each Indemnified Party from and against any and all claims, losses, liabilities, damages and related costs and expenses (including reasonable attorneys' fees and disbursements) (all of the foregoing being collectively referred to as "Indemnified Amounts") arising out of or resulting from any of the following (excluding, however, all claims, losses, liabilities, damages and related costs and expenses arising (1) solely from a breach of such Indemnified Party's obligations hereunder, as determined by a final, nonappealable judgment of a court of competent jurisdiction, or (2) from recourse for Receivables which are not collected, not paid or uncollectible on account of the insolvency, bankruptcy or financial inability to pay of the applicable Obligor):

                  (i) any representation made or deemed made by the Servicer pursuant to Section 4.02(g) hereof which shall have been incorrect in any respect when made or deemed made or any other representation or warranty or statement made or deemed made by the Servicer under or in connection with this Agreement which shall have been false or incorrect in any respect when made or deemed made;

                  (ii) the failure by the Servicer to comply with any applicable law, rule or regulation with respect to any Transferred Asset; or the failure of any Transferred Asset to conform to any such applicable law, rule or regulation;

                  (iii) any failure of the Servicer to perform its duties or obligations in accordance with the provisions of this Agreement or otherwise comply with any term, provision or covenant contained in this Agreement or any Transaction Document to which it is a party;

                  (iv) the commingling of Collections of Receivables (or any other Related Security) at any time by the Servicer with other funds;

                  (v) any Servicer Fees or other costs and expenses payable to any replacement Servicer, to the extent in excess of the Servicer Fees payable to the Servicer hereunder;

                                              HL RECEIVABLES FINANCING AGREEMENT

                  (vi) any act or omission by the Servicer which reduces or impairs the rights of the Program Agent or any Lender with respect to any Collateral; or

                  (vii) any claim brought by any Person other than an Indemnified Party arising from any activity by the Servicer or its Affiliates in servicing, administering or collecting any Transferred Assets.

Any amounts subject to the indemnification provisions of this Section 6.07 shall be paid by the Servicer to the related Indemnified Party within five (5) Business Days following demand therefor accompanied by reasonable supporting documentation with respect to such amounts. Notwithstanding anything to the contrary in this Agreement, solely for purposes of this Section 6.07, any representation, warranty or covenant qualified by materiality or the occurrence of a Material Adverse Effect shall not be so qualified.

            SECTION 6.08. Establishment of Deposit Accounts.

            (a) Deposit Accounts. On or prior to the date of this Agreement, the Servicer for the benefit of the Beneficiaries, shall establish and maintain or cause to be established and maintained in the name of the Borrower (i) Lockboxes to which Obligors will remit payments with respect to Receivables and (ii) Deposit Accounts with an Eligible Institution. Obligors will be directed to remit payments with respect to Receivables owing by them to a Lockbox or a Deposit Account in accordance with the terms of Section 6.06(c). The Lockboxes and Deposit Accounts shall be under the control of the Program Agent for the benefit of the Beneficiaries, and on and after the Transfer Event Date, neither the Borrower, the Servicer, the Parent nor any Person claiming by, through or under the Borrower, the Servicer, or the Parent, shall have any right to withdraw any amount from, any Lockbox or Deposit Account.

            (b) No Changes to Lockboxes or Deposit Accounts. The Servicer will not (i) make any change in any Lockbox numbers, the name, address or ABA number of any Deposit Bank or Account Lender or the account number of any Deposit Account from that set forth in Schedule 4.01(k) hereto or (ii) amend any instruction to any Obligor or any instruction to or agreement with any Deposit Bank or Account Lender with respect to any Lockbox or Deposit Account (other than to (A) redirect payments of Obligors to a different Lockbox or Deposit Account, (B) close unused Lockboxes and Deposit Accounts and (C) open new Lockboxes and Deposit Accounts if the Program Agent shall have received executed copies of the Deposit Account Agreements with each new Deposit Bank and an updated Schedule 4.01(k)) unless the Program Agent shall have given its prior consent to such change or amendment.

            SECTION 6.09. Establishment of the Facility Account.

            (a) The Borrower shall establish, with an Eligible Institution a segregated non-interest bearing deposit account accessible only by the Program Agent (the "Facility Account"), which shall be identified as the "Facility Account for the Hayes Lemmerz Receivables Financing Agreement" and shall bear a designation clearly indicating that the funds deposited therein are held for the benefit of the Beneficiaries. Except as specifically provided in Section 2.11 hereof and otherwise in this Agreement, the Program Agent agrees that it shall have no right of set-off or banker's lien against and no right to otherwise deduct from any funds held

                                              HL RECEIVABLES FINANCING AGREEMENT
in the Facility Account for any amount owed to it by any Beneficiary, the Borrower, SPE I, HL Funding I, LLC, HL Funding II, Inc.or any Originator. The tax identification number associated with the Facility Account shall be that of the Borrower.

            (b) The Program Agent shall possess all right, title and interest in and to all funds on deposit from time to time in, and all Eligible Investments credited to, the Facility Account and in all proceeds thereof. The Facility Account shall be under the sole dominion and control of the Program Agent for the benefit of the Beneficiaries. If, at any time, the Facility Account is held by an institution other than an Eligible Institution, the Program Agent (or the Servicer, at the direction of the Program Agent and on its behalf) shall within 5 Business Days establish a new Facility Account meeting the conditions specified in clause (a) above and shall transfer any cash and/or any investments to such new Facility Account. Neither the Borrower, the Servicer nor any Person or entity claiming by, through or under the Borrower, the Servicer or any such Person or entity shall have any right, title or interest in, or any right to withdraw any amount from, the Facility Account, except as expressly provided herein. Schedule 6.09(b) identifies the Facility Account by setting forth the identification name of such account, the account number of each such account, the account designation of each such account and the name and location of the institution with which such account has been established. If a substitute Facility Account is established pursuant to this Section 6.09, the party establishing such substitute Facility Account shall promptly provide to the Servicer, an amended Schedule 6.09(b), setting forth the relevant information for such substitute Facility Account.

            (c) The Program Agent is hereby authorized, unless otherwise directed by the Servicer, to effect transactions in Eligible Investments through a capital markets Affiliate of the Program Agent, provided, that any transaction through such an Affiliate will be on market terms comparable to those offered by such Affiliate to non-Affiliates.

                                   ARTICLE VII

                              EVENTS OF TERMINATION

            SECTION 7.01. Events of Termination. If any of the following events ("Events of Termination") shall occur and be continuing:

            (a) The Servicer (i) shall fail to perform or observe any term, covenant or agreement under this Agreement (other than as referred to in clause
(ii) or (iii) of this subsection (a)) and such failure, if capable of being cured, shall remain unremedied for thirty (30) days, (ii) shall fail to make when due any payment or deposit to be made by it under this Agreement and such failure, in the case of payments on account of Yield or Fees only, shall remain unremedied for three Business Days or (iii) shall fail to deliver any Report when required and such failure shall remain unremedied for two Business Days (provided, that the grace period in this clause (iii) may not be utilized more than three times in any Month);

            (b) The Borrower shall fail to make when due any payment or deposit to be made by it under this Agreement (including the payment of any Deemed Collections pursuant to Section 2.03(a)) and, in the case of payments on account of Yield or Fees only, such failure shall remain unremedied for three Business Days;

                                              HL RECEIVABLES FINANCING AGREEMENT

            (c) Any representation or warranty (unless such representation or warranty relates solely to one or more specific Receivables inadvertently incorrectly characterized as Eligible Receivables and either (i) immediately following the removal of such Receivables from the Net Receivables Pool Balance the Facility Principal is not greater than the Borrowing Base or (ii) the Borrower shall have made any required payment of Deemed Collections in accordance with Section 2.03(a) with respect to such Receivables) made or deemed made by the Borrower, the Parent, any Originator, SPE I, HL Funding I, LLC or the Servicer (or any of their respective officers) under or in connection with this Agreement or any other Transaction Document or any information or report delivered by the Borrower, the Parent, any Originator, SPE I, HL Funding I, LLC, HL Funding II, Inc. or the Servicer pursuant to this Agreement or any other Transaction Document shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered;

            (d) The Borrower, SPE I, HL Funding I, LLC or any Originator shall fail to perform or observe (i) any term, covenant or agreement contained in
Section 5.01(j) and (A) if such failure to perform or observe Section 5.01(j) arises solely as a result of a breach of Section 5.01(j)(i) that was not caused by an action of the Borrower or any Affiliate thereof (for example, the removal or termination of the independent director), such failure shall remain unremedied for 15 days or (B) if such failure to perform or observe Section 5.01(j) is the first, second or third failure to perform or observe Section 5.01(j) after the date hereof (other than any breach described in clause (i)(A) above), such failure shall remain unremedied for 15 days, (ii) any term, covenant or agreement contained in Sections 5.01(b), 5.01(d), 5.01(g), 5.01(h), 5.01(l), 5.01(m), 5.01(n), 5.01(o) or 5.01(p) or (iii) any other term, covenant or agreement contained in this Agreement or any other Transaction Document (other than as specified in clauses (a) through (c) above) on its part to be performed or observed and any such failure shall remain unremedied for 30 days;

            (e) The Borrower, the Parent, the Servicer, HLIOC, SPE I, HL Funding I, LLC, HL Funding II, Inc. or any Originator shall fail to pay any principal of or premium or interest on any of its Debt which is outstanding in a principal amount of at least $10,000 in the aggregate in the case of the Borrower or SPE I and $17,500,000 in the aggregate in the case of Parent, the Servicer, HLIOC, HL Funding I, LLC, HL Funding II, Inc or any Originator when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to repay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof;

            (f) The security interest created pursuant to Section 2.09 shall for any reason cease to be a valid and perfected first priority security interest in the Collateral, or there shall exist any Adverse Claims on the Collateral;

                                              HL RECEIVABLES FINANCING AGREEMENT

            (g) The Borrower, the Parent, the Servicer, HLIOC, SPE I, HL Funding I, LLC, HL Funding II, Inc. or any Originator shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower, the Parent, the Servicer, HLIOC, SPE I, HL Funding I, LLC or any Originator seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or any proceeding or petition shall be instituted or adopted for the winding up of the Borrower, HLIOC, HL Funding I, LLC, HL Funding II, Inc. or SPE I (whether or not in the context of a bankruptcy or insolvency proceeding); or the Borrower, the Parent, the Servicer, HLIOC, HL Funding I, LLC, HL Funding II, Inc., SPE I or any Originator shall take any corporate or other action to authorize any of the actions set forth above in this subsection
(g);

            (h) The Facility Principal shall be greater than the Borrowing Base upon the termination of the Cure Period;

            (i) There shall have occurred any event which in the reasonable discretion of the Program Agent may materially adversely affect (i) the collectibility of the Receivables, (ii) the legality, validity or enforceability of any Transaction Document, or (iii) the ability of the Borrower, the Parent, any Originator or the Servicer to collect the Receivables or otherwise perform its obligations under this Agreement and the other Transaction Documents;

            (j) An "Event of Termination" or "Facility Termination Date" shall occur under any Purchase Agreement, or any Purchase Agreement shall cease to be in full force and effect;

            (k) A Change in Control shall occur;

            (l) One or more judgments for the payment of money in an aggregate amount in excess of $10,000,000 (except to the extent covered by insurance as to which the insurer has acknowledged such coverage in writing) shall be rendered against (i) the Parent, any Originator or any of their respective Subsidiaries (other than the Borrower, HL Funding I, LLC, HL Funding II, Inc. and SPE I) or any combination thereof (other than the Borrower, HL Funding I, LLC and SPE I) or (ii) the Servicer or any of its Subsidiaries (other than the Borrower, HL Funding I, LLC, HL Funding II, Inc. and SPE I) or a combination thereof, and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be taken by a judgment creditor to attach or levy upon any assets of the Parent, any Originator, or the Servicer or any of their respective Subsidiaries (other than the Borrower, HL Funding I, LLC, HL Funding II, Inc. and SPE I) to enforce any such judgment;

                                              HL RECEIVABLES FINANCING AGREEMENT

            (m) One or more judgments for the payment of money shall be rendered against the Borrower, HL Funding I, LLC, HL Funding II, Inc. or SPE I or any action shall be taken by a judgment creditor to attach or levy upon any assets of the Borrower, HL Funding I, LLC, HL Funding II, Inc. or SPE I;

            (n) (i) The Parent or any ERISA Affiliate shall fail to pay when due an amount or amounts aggregating in excess of $2,000,000 which it shall have become liable to pay under Section 302 or Title IV of ERISA; or notice of intent to terminate a Plan shall be filed under Title IV of ERISA by the Parent or any ERISA Affiliate, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer, any Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause the Parent and/or one or more ERISA Affiliates to incur a current payment obligation in excess of $2,000,000; or (ii) any other ERISA Event shall have occurred that, in the opinion of the Program Agent, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of the Parent, the ERISA Affiliates and any Subsidiaries in an aggregate amount exceeding $2,000,000;

            (o) (i) The Parent shall fail to make any payment required by a Parent Undertaking, (ii) the Parent shall fail to perform or observe any other term, covenant or agreement contained in a Parent Undertaking and any such failure shall remain unremedied for 30 days after written notice thereof shall have been given to the Borrower by the Program Agent, or (iii) a Parent Undertaking shall cease to be in full force and effect;

            (p) A Servicer Default shall occur (other than a Servicer Default of the type specified (i) in clause (c) of the definition thereof to the extent that the failure to perform any term, covenant or agreement giving rise to such Servicer Default remains unremedied for less than fifteen days or (ii) in clause
(f) of the definition thereof) or HLIOC shall resign or cease to perform as Servicer hereunder other than as permitted pursuant to Section 6.02(b) or as a result of termination or replacement by the Program Agent in accordance with
Article VI;

            (q) The PBGC or the Internal Revenue Service shall, or shall indicate its intention to, file notice of a lien pursuant to Section 4068 of ERISA or Section 6320 of the Code with regard to the assets of the Parent, SPE I, HL Funding I, LLC, HL Funding II, Inc., the Borrower or any Originator; or

            (r) Any Transaction Document shall cease to be in full force and effect, or the Borrower, any Originator, the Servicer, SPE I, HL Funding I, LLC, HL Funding II, Inc. or the Parent shall attempt to terminate or assert the invalidity or unenforceability of any Facility Document or any provision thereof;

then, and in any such event, any or all of the following actions may be taken by notice to the Borrower: (y) the Program Agent may in its discretion, and shall, at the direction of the Required Lenders, declare the Commitment Termination Date to have occurred (in which case the

                                              HL RECEIVABLES FINANCING AGREEMENT

Commitment Termination Date shall be deemed to have occurred), and (z) if such event is a Servicer Default, and without limiting any other right under this Agreement to replace the Servicer, the Program Agent may in its discretion, and shall, at the direction of the Required Lenders, designate another Person to succeed HLIOC as the Servicer; provided, that, automatically upon the occurrence of any event (without any requirement for the passage of time or the giving of notice) described in Section 7.01(g), the Commitment Termination Date shall occur, HLIOC (if it is then serving as the Servicer) shall cease to be the Servicer, and the Program Agent or its designee shall become the Servicer. Upon any such declaration or designation or upon such automatic termination, the Lenders and the Program Agent shall have, in addition to the rights and remedies which they may have under this Agreement, all other rights and remedies provided after default under the UCC and under other applicable law, which rights and remedies shall be cumulative.

Notwithstanding anything in the foregoing to the contrary, if any Event of Termination set forth in Section 7.01(c), (d), (i) or (j) (with respect to the Originator Purchase Agreement) shall have occurred and be continuing with respect to any Originator (solely for the purposes of such determination, the provisions of the Transaction Documents shall be construed as applying severally to each Originator and not jointly), and if (1) such Originator is deemed a "Defaulting Originator" in accordance with the Originator Purchase Agreement,
(2) the Program Agent shall have received written notice from such Originator of its election to be treated as a "Defaulting Originator" hereunder within two Business Days of the occurrence of such Event of Termination, (3) no other Event of Termination shall have occurred and be continuing, and (4) the sum of (x) the aggregate existing Defaulting Originator Percentages and (y) the Defaulting Originator Percentage that would be applicable to such Originator if such Originator were deemed a Defaulting Originator hereunder, would not exceed 15%, then such Originator shall become a "Defaulting Originator" under the Transaction Documents, and such Events of Termination as they relate to such Defaulting Originator shall be deemed cured (and no longer applicable to such Defaulting Originator) and the Commitment Termination Date may no longer be declared solely as a result thereof.

From and after the earlier of (i) the date upon which HL Funding I, LLC and HL Funding II, Inc. are dissolved and (ii) the date which the outstanding balance of each of the Receivables transferred pursuant to the Receivables Purchase Agreement is reduced to zero or is written off in a manner consistent with the Credit and Collection Policy, each reference to HL Funding I, LLC and HL Funding II, Inc. shall be deemed to be deleted from this Article VII without any action by any Person.

                                  ARTICLE VIII

                                THE PROGRAM AGENT

            SECTION 8.01. Authorization and Action. Each Lender hereby appoints and authorizes the Program Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Transaction Documents as are delegated to the Program Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto. The Program Agent shall not have any duties other than those expressly set forth in the Transaction Documents, and no implied obligations or liabilities shall be read into

                                              HL RECEIVABLES FINANCING AGREEMENT
any Transaction Document, or otherwise exist, against the Program Agent. The Program Agent does not assume, nor shall it be deemed to have assumed, any obligation to, or relationship of trust or agency with, the Borrower, SPE I, HL Funding I, LLC, HL Funding II, Inc., the Parent, the Servicer or any Originator. Notwithstanding any provision of this Agreement or any other Transaction Document, in no event shall the Program Agent ever be required to take any action which exposes the Program Agent to personal liability or which is contrary to any provision of any Transaction Document or applicable law.

            SECTION 8.02. Program Agent's Reliance, Etc. Neither the Program Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them as Program Agent under or in connection with this Agreement (including, without limitation, the Program Agent's servicing, administering or collecting Receivables as Servicer) or any other Transaction Document, except for its or their own gross negligence or willful misconduct as determined by a final, nonappealable judgment of a court of competent jurisdiction. Without limiting the generality of the foregoing, the Program Agent: (a) may consult with legal counsel (including counsel for the Borrower, SPE I, HL Funding I, LLC, HL Funding II, Inc., the Parent, any Originator and the Servicer), independent certified public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (b) makes no warranty or representation to any Lender (whether written or oral) and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement or any other Transaction Document; (c) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any other Transaction Document on the part of the Borrower, SPE I, HL Funding I, LLC, HL Funding II, Inc., the Parent, any Originator or the Servicer or to inspect the property (including the books and records) of the Borrower, SPE I, HL Funding I, LLC, HL Funding II, Inc., the Parent, any Originator or the Servicer; (d) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Transaction Document or any other instrument or document furnished pursuant hereto or thereto; and (e) shall incur no liability under or in respect of this Agreement or any other Transaction Document by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by telecopier or telex) believed by it to be genuine and signed or sent by the proper party or parties.

            SECTION 8.03. CUSA and Affiliates. The obligation of CUSA to make Advances under this Agreement may be satisfied by any Affiliate of CUSA. With respect to any Advance made by it, CUSA shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it were not the Program Agent. CUSA and any of its Affiliates may generally engage in any kind of business with the Borrower, the Parent, any Originator, SPE I, HL Funding I, LLC, HL Funding II, Inc., the Servicer or any Obligor, any of their respective Affiliates and any Person who may do business with or own securities of the Borrower, the Parent, any Originator, SPE I, HL Funding I, LLC, HL Funding II, Inc., the Servicer or any Obligor or any of their respective Affiliates, all as if CUSA were not the Program Agent and without any duty to account therefor to any Beneficiary.

                                              HL RECEIVABLES FINANCING AGREEMENT

            SECTION 8.04. Indemnification of Program Agent. Each Lender agrees to indemnify the Program Agent (to the extent not reimbursed by the Borrower, the Parent or any Originator), ratably according to the respective Ratable Shares of such Lender, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Program Agent in any way relating to or arising out of this Agreement or any other Transaction Document or any action taken or omitted by the Program Agent under this Agreement or any other Transaction Document, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Program Agent's gross negligence or willful misconduct as determined in a final, nonappealable judgment of a court of competent jurisdiction.

            SECTION 8.05. Delegation of Duties. The Program Agent may execute any of its duties through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Program Agent shall not be responsible for the negligence or misconduct of the Program Agent or attorneys-in-fact selected by it with reasonable care.

            SECTION 8.06. Action or Inaction by Program Agent. The Program Agent shall in all cases be fully justified in failing or refusing to take action under any Transaction Document unless it shall first receive such advice or concurrence of the Lenders and assurance of its indemnification by the Lenders, as it deems appropriate. The Program Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Transaction Document in accordance with a request or at the direction of any Lender and such request or direction and any action taken or failure to act pursuant thereto shall be binding upon all Lenders and the Program Agent.

            SECTION 8.07. Notice of Events of Termination. The Program Agent shall not be deemed to have knowledge or notice of the occurrence of any Incipient Event of Termination or of any Event of Termination unless the Program Agent has received written notice from any Lender, the Servicer, any Originator, SPE I, HL Funding I, LLC, HL Funding II, Inc. or the Borrower stating that an Incipient Event of Termination or Event of Termination has occurred hereunder and describing such Incipient Event of Termination or Event of Termination. If the Program Agent receives such a notice, it shall promptly give notice thereof to each Lender. The Program Agent shall take such action concerning an Incipient Event of Termination or an Event of Termination as may be directed by the Required Lenders (subject to the other provisions of this Article VIII), but until the Program Agent receives such directions, the Program Agent may (but shall not be obligated to) take such action, or refrain from taking such action, as the Program Agent deems advisable and in the best interests of the Lenders.

            SECTION 8.08. Non-Reliance on Program Agent and Other Parties. Each Lender expressly acknowledges that neither the Program Agent, any of its Affiliates nor any of their respective, directors, officers, agents or employees has made any representations or warranties to it and that no act by the Program Agent hereafter taken, including any review of the affairs of the Borrower, the Servicer, SPE I, HL Funding I, LLC, HL Funding II, Inc., the Parent or any Originator, shall be deemed to constitute any representation or warranty by the Program

                                              HL RECEIVABLES FINANCING AGREEMENT

Agent. Each Lender represents and warrants to the Program Agent that, independently and without reliance upon the Program Agent, any of its Affiliates, or any other Lender and based on such documents and information as it has deemed appropriate, it has made and will continue to make its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Borrower, the Parent and the Originators, and the Advances and its own decision to enter into this Agreement and to take, or omit, action under this Agreement or any other Transaction Document. Except for items expressly required to be delivered under this Agreement or any other Transaction Document by the Program Agent to any Lender, the Program Agent shall not have any duty or responsibility to provide any Lender with any information concerning the Borrower, the Servicer, SPE I, HL Funding I, LLC, HL Funding II, Inc., the Parent or any Originator or any of their Affiliates that comes into the possession of the Program Agent or any of its directors, officers, agents, employees, attorneys-in-fact or Affiliates.

            SECTION 8.09. Successor Program Agents; Resignation of Program
Agents.

            (a) Resignation. The Program Agent may resign from the performance of its functions and duties hereunder at any time by giving at least thirty (30) Business Days' prior written notice to Borrower and the Lenders.

            (b) Appointment by Required Lenders. Upon any such notice of resignation by the Program Agent, the Required Lenders shall have the right to appoint a successor Program Agent selected from among the Lenders, which appointment shall be subject to the prior written approval of Borrower (which may not be unreasonably withheld, and shall not be required upon the occurrence and during the continuance of an Event of Termination).

            (c) Appointment by Retiring Program Agent. If a successor Program Agent shall not have been appointed within the thirty (30) Business Day period provided in paragraph (a) of this Section 8.09, the retiring Program Agent, with the consent of Borrower (which may not be unreasonably withheld, and shall not be required upon the occurrence and during the continuance of an Event of Termination), shall then appoint a successor Program Agent who shall serve as Program Agent until such time, if any, as the Required Lenders appoint a successor Program Agent as provided above.

            (d) Rights of the Successor and Retiring Program Agents. Upon the acceptance of any appointment as Program Agent hereunder by a successor Program Agent, such successor Program Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Program Agent and the retiring Program Agent shall be discharged from its duties and obligations hereunder thereafter to be performed. After the resignation of any Program Agent hereunder, the provisions of this Article VIII shall inure to such Persons' benefit as to any actions taken or omitted to be taken by it while it was the Program Agent hereunder.

            (e) Effectiveness of Resignation. The resignation of the Program Agent shall be effective immediately upon the acceptance by a successor Program Agent of appointment pursuant to this Section 8.09. However, if either (i) upon the date of any resignation by the Program Agent determining, in its sole discretion, that being such Program Agent poses a

                                              HL RECEIVABLES FINANCING AGREEMENT
conflict of interest for such institution or (ii) otherwise within forty-five
(45) days after written notice is given of the retiring Program Agent's resignation under this Section 8.09 no successor Program Agent shall have been appointed and shall have accepted such appointment, then on (x) the circumstance described in clause (i) above, the date of such resignation of, and (y) otherwise such 45th day, (A) the retiring Program Agent's resignation shall become effective, (B) the retiring Program Agent shall thereupon be discharged from its duties and obligations under the Transaction Documents and (C) the Required Lenders shall thereafter perform all duties of the retiring Program Agent under the Transaction Documents until such time, if any, as the Required Lenders appoint a successor Program Agent as provided above.

            SECTION 8.10. Reports and Notices. The Program Agent hereby agrees to provide each Lender with copies of all material notices, reports and other documents provided to the Program Agent by the Borrower or the Servicer hereunder which are not otherwise required to be provided by the Borrower or the Servicer directly to the Lenders in accordance with the terms hereof.

                                   ARTICLE IX

                                 INDEMNIFICATION

            SECTION 9.01. Indemnities by the Borrower. Without limiting any other rights that any Indemnified Party may have hereunder or under applicable law (including, without limitation, the right to recover damages for breach of contract), the Borrower hereby agrees to indemnify each Indemnified Party from and against any and all Indemnified Amounts arising out of or resulting from this Agreement or the other Transaction Documents or the use of proceeds of the Advances or the security interest granted hereunder or in respect of any Collateral, excluding, however, Indemnified Amounts to the extent found in a final non-appealable judgment of a court of competent jurisdiction to have resulted from (a) gross negligence or willful misconduct on the part of such Indemnified Party, or (b) solely from a breach of such Indemnified Party's obligations hereunder. Without limiting or being limited by the foregoing, the Borrower shall pay on demand to each Indemnified Party any and all amounts necessary to indemnify such Indemnified Party from and against any and all Indemnified Amounts relating to or resulting from any of the following:

                  (i) the characterization (A) in any Report, or (B) for the purpose of inclusion of a Receivable in the Net Receivables Pool Balance in any other written statement made by or on behalf of the Borrower to the Program Agent, of any Receivable as an Eligible Receivable or as included in the Net Receivables Pool Balance which, as of the date on which such information was certified, is not an Eligible Receivable or should not be included in the Net Receivables Pool Balance;

                  (ii) any representation or warranty or statement made or deemed made by the Borrower (or any of its officers) under or in connection with this Agreement or any of the other Transaction Documents which shall have been incorrect in any respect when made or deemed made;

                                              HL RECEIVABLES FINANCING AGREEMENT

                  (iii) the failure by the Borrower to comply with any applicable law, rule or regulation with respect to any Receivable or Contract; or the failure of any Receivable or Contract to conform to any such applicable law, rule or regulation;

                  (iv) the failure to vest and maintain vested in the Program Agent a first priority perfected security interest in the Collateral;

                  (v) any dispute, claim, offset or defense (other than discharge in bankruptcy or insolvency of the related Obligor) of an Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the goods or services related to such Receivable or the furnishing or failure to furnish such goods or services (other than as a result of the bankruptcy or insolvency of the related Obligor) or relating to collection activities with respect to such Receivable (if such collection activities were performed by the Borrower acting as Servicer);

                  (vi) any failure of the Borrower to comply with any term, provision or covenant contained in this Agreement or any other Transaction Document to which it is a party, or to perform its duties or obligations under the Contracts;

                  (vii) any products liability claim or personal injury or property damage suit or other claim or suit arising out of or in connection with goods or services which are the subject of any Receivable or Contract;

                  (viii) the commingling of Collections of Receivables at any time with other funds;

                  (ix) any investigation, litigation or proceeding related to this Agreement, any other Transaction Document or the use of proceeds of Advances or in respect of any Receivable or any Collateral;

                  (x) any claim brought by any Person other than an Indemnified Party arising from any activity by the Borrower in servicing, administering or collecting any Receivable;

                  (xi) the sale by any Originator to SPE I, the sale by SPE I to the Borrower, the sale by HL Funding I, LLC to SPE I, the sale by HL Funding II, Inc. to HL Funding I, Inc. or the purchase by the Borrower from SPE I of any Receivable in violation of any applicable law, rule or regulation;

                  (xii) any Adverse Claim attaching to any Receivable or any Collateral with respect thereto, except an Adverse Claim created under the Transaction Documents;

                  (xiii) except to the extent such taxes constitute income taxes incurred by such Indemnified Party arising out of or as a result of this Agreement or the security interest in the Collateral, (A) the failure to pay when due any and all stamp, sales, transfer, excise, personal property and other taxes and fees payable by the Borrower or any Originator in connection with

                                              HL RECEIVABLES FINANCING AGREEMENT
the Collateral or the execution, delivery, filing and recording of this Agreement or the other agreements and documents to be delivered hereunder (including any UCC financing statements) and (B) the payment by such Indemnified Party of taxes, including, without limitation, any taxes imposed by any jurisdiction on amounts payable and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, to the extent caused by the Borrower's actions or failure to act in breach of this Agreement;

                  (xiv) any failure by the Borrower to give reasonably equivalent value to SPE I in consideration for the transfer by SPE I to the Borrower of any Transferred Assets, any failure by SPE I to give reasonably equivalent value to HL Funding I, LLC in consideration for the transfer by HL Funding I, LLC to SPE I of any Transferred Assets, any failure by the HL Funding I, LLC to give reasonably equivalent value to HL Funding II LLC in consideration for the transfer by HL Funding II, LLC to HL Funding I, LLC of any Transferred Assets, any failure by SPE I to give reasonably equivalent value to Originators in consideration for the transfer by Originators to SPE I of any Transferred Assets, or any attempt by any Person to void any such transfers under any statutory provision or common law or equitable action, including, without limitation, any provision of the Bankruptcy Code; and

                  (xv) the failure of any Lockbox processor or Deposit Bank to remit any amounts or items of payment held in a Lockbox or Deposit Account pursuant to the instructions of the Program Agent given in accordance with this Agreement, the applicable Deposit Account Agreement or the other Transaction Documents, whether by reason of the exercise of setoff rights or otherwise.

Any amounts subject to the indemnification provisions of this Section 9.01 shall be paid by the Borrower to the related Indemnified Party within ten (10) Business Days following demand therefor accompanied by reasonable supporting documentation with respect to such amounts. Notwithstanding anything to the contrary in this Agreement, solely for purposes of this Section 9.01, any representation, warranty or covenant qualified by materiality or the occurrence of a Material Adverse Effect shall not be so qualified.

                                    ARTICLE X

                                  MISCELLANEOUS

               SECTION 10.01. Amendments.

            (a) General. Except to the extent otherwise set forth herein, no amendment or waiver of any provision of this Agreement or consent to any departure by the Borrower or HLIOC (as Servicer or otherwise) therefrom shall be effective unless in a writing signed by the Required Lenders and the Program Agent (and, in the case of any amendment, also signed by the Borrower and HLIOC) and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that the signatures of the Borrower and HLIOC shall not be required for the effectiveness of any amendment which modifies the representations, warranties, covenants or responsibilities of the Servicer at any time when the Servicer is not an Originator, the Parent or an Affiliate of such Originator or the Parent or a successor Servicer is designated by the Program Agent pursuant to

                                              HL RECEIVABLES FINANCING AGREEMENT

Section 6.01; provided, further, however, that no amendment, waiver or consent shall, unless in writing and signed by the Servicer in addition to the Program Agent and the Required Lenders, affect the rights or duties of the Servicer under this Agreement. No failure on the part of the Banks or the Program Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

            (b) Amendments, Consents and Waivers by all affected Lenders. Notwithstanding the foregoing, any amendment, modification, termination, waiver or consent with respect to any of the following provisions of this Agreement shall be effective only by a written agreement, signed by each Lender affected thereby:

                (i) waiver of any of the conditions specified in Section 3.01 or
      3.02 (except with respect to a condition based upon another provision in this Agreement, the waiver of which requires only the concurrence of the Required Lenders),

                (ii) increase in the amount of any of the Commitments of such Lender,

                (iii) reduction of the principal of, rate or amount of Yield on the Advances or any fees or other amounts payable to such Lender (other than by the payment or prepayment thereof),

                (iv) extension of the Commitment Termination Date or postponement of any date on which any payment of principal of, or Yield on, the Advances, any fees or other amounts payable to such Lender would otherwise be due,

                (v) change in the definitions of Commitment or Yield, and

                (vi) the orders of priority set forth in Section 2.03.

            (c) Amendments, Consents and Waivers by All Lenders. Any amendment, modification, termination, waiver or consent with respect to any of the following provisions of this Agreement shall be effective only by a written agreement, signed by each Lender:

                (i) release any substantial portion of the Collateral,

                (ii) change in the (A) definition of Required Lenders or (B) the aggregate Ratable Share of the Lenders which shall be required for the Lenders or any of them to take action under this Agreement or the other Transaction Documents,

                (iii) amendment of Sections 2.10, 10.03, 10.04, this Section
      10.01 or clause (i) of the definition of Borrowing Base, and

                (iv) assignment of any right or interest in or under this Agreement or any of the other Transaction Documents by Borrower.

            (d) The Program Agent may, but shall have no obligation to, with the written concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf

                                              HL RECEIVABLES FINANCING AGREEMENT
of that Lender. Notwithstanding anything to the contrary contained in this
Section 10.01, no amendment, modification, waiver or consent shall affect the rights or duties of the Program Agent hereunder or under the other Transaction Documents, including this Article X, unless made in writing and signed by the Program Agent in addition to the Lenders required above to take such action. Notwithstanding anything herein to the contrary, in the event that Borrower shall have requested, in writing, that any Lender agree to an amendment, modification, waiver or consent with respect to any particular provision or provisions hereof, and such Lender shall have failed to state, in writing, that it either agrees or disagrees (in full or in part) with all such requests (it being understood that any such statement of agreement may be subject to satisfactory documentation and other conditions specified in such statement) on or prior to date designated by the Program Agent (or such other time period as may be designated in such amendment, modification, waiver or consent), then such Lender shall be deemed to have disagreed with such request. Furthermore, in the event that any Lender (other than CUSA or any Affiliate thereof) fails to agree to any amendment, modification, waiver or consent requiring the unanimous approval of the Lenders pursuant to Section 10.01(c), at the request of Borrower or the Program Agent, the Lenders who have so agreed shall have the right (but not the obligation) to, or to cause an Eligible Assignee to, purchase at par from such Lender (at the face amount thereof) all Obligations and Commitment held by such Lender. Each Lender agrees that if the Program Agent or Borrower exercises its option hereunder, it shall promptly execute and deliver all agreements and documentation necessary to effectuate such assignment as set forth in Section 10.01. Any purchase of such Lender's Commitment and all other Obligations owing to it must (i) occur within 30 Business Days from the date that such Lender refuses to execute any amendment, waiver or consent which requires the written consent of all of the Lenders and to which the Program Agent, the other Lenders and Borrower have agreed and (ii) include an amount payable to such Lender which is sufficient to compensate such Lender for any loss, expense or liability as a result of any such purchase under this Section 10.01(d) which arises out of, or is in connection with, any funds acquired by such Lender to make, continue or maintain any portion of the principal amount of any Advance with a Eurodollar Rate Tranche applicable thereto.

            SECTION 10.02. Notices, Etc. All notices and other communications hereunder shall, unless otherwise stated herein, be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, to each party hereto, at its address set forth on Schedule 1.01-4 hereto or at such other address or telecopy number as shall be designated by such party in a written notice to the other parties hereto or, in the case of any Person that becomes a Lender hereunder after the date hereof, in the Assignment and Acceptance executed by such Person. All notices and other communications given to any party hereto shall be deemed to have been given on the date of receipt.

            SECTION 10.03. Assignability.

            (a) This Agreement and the Lenders' rights and obligations herein (including ownership of each Advance made by it) shall be assignable in whole or in part by the Lenders and their successors and assigns to Eligible Assignees. Each such assignor may, in connection with any such assignment, disclose to the assignee or potential assignee any information relating to the Borrower, the Servicer, SPE I, HL Funding I, LLC, HL Funding II, Inc., the Parent or any Originator, including the Collateral furnished to such assignor by or on behalf of the Borrower,

                                              HL RECEIVABLES FINANCING AGREEMENT
the Parent, SPE I, HL Funding I, LLC, HL Funding II, Inc., Servicer, any Originator or by the Program Agent; provided that, prior to any such disclosure, the assignee or potential assignee agrees to preserve the confidentiality of any such information which is confidential in accordance with the provisions of
Section 10.06 hereof.

            (b) Each Lender may assign pursuant to Section 10.03(a) above to any Eligible Assignee all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and any Advances made by it); provided, however, that:

                  (i) each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under this Agreement,

                  (ii) the amount being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than the lesser of (x) $10,000,000 and (y) all of the assigning Lender's Commitment, and

                  (iii) the parties to each such assignment shall execute and deliver to the Program Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with a processing and recordation fee of $3,500.

Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance, (x) the assignee thereunder shall be a party to this Agreement and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (y) the assigning Lender shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish such rights and be released from such obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

            (c) The Program Agent shall maintain at its address referred to in
Section 10.02 of this Agreement a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and aggregate outstanding Principal of Advances or interests therein owned by, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Originators, the Program Agent, the Lenders may treat each person whose name is recorded in the Register as a Lender under this Agreement for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice. Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Eligible Assignee, the Program Agent shall, if such Assignment and Acceptance has been completed, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and
(iii) give prompt notice thereof to the Borrower.

                                              HL RECEIVABLES FINANCING AGREEMENT

            (d) Notwithstanding any other provision of this Section 9.03, any Lender may at any time pledge or grant a security interest in all or any portion of its rights (including, without limitation, rights to payment of Principal and Yield) under this Agreement to secure obligations of such Lender to a Federal Reserve Bank, without notice to or consent of the Borrower or the Program Agent; provided that no such pledge or grant of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or grantee for such Lender as a party hereto.

            (e) Neither the Borrower, the Parent, SPE I, HL Funding I, LLC, HL Funding II, Inc., any Originator or the Servicer may assign its rights or obligations hereunder or any other Transaction Document or any interest herein or therein without the prior written consent of the Program Agent and the Required Lenders.

            (f) Any Lender may, without the consent of the Borrower, sell participations to one or more banks or other entities (each, a "Participant") in all or a portion of its rights and obligations hereunder (including the outstanding Advances); provided that following the sale of a participation under this Agreement (i) the obligations of such Lender shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Servicer, the Program Agent, and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which such Lender sells such a participation shall provide that the Participant shall not have any right to direct the enforcement of this Agreement or the other Transaction Documents or to approve any amendment, modification or waiver of any provision of this Agreement or the other Transaction Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (i) reduces the amount of Principal or Yield that is payable on account of any Advance or delays any scheduled date for payment thereof or (ii) reduces any fees payable by the Borrower to the Program Agent or such Lender (to the extent relating to payments to the Participant) or delays any scheduled date for payment of such fees. The Borrower acknowledges and agrees that the Lenders' source of funds may derive in part from its Participants. Accordingly, references in Sections 2.06, 2.07, 2.08, 6.07 and 10.04 and the other terms and provisions of this Agreement and the other Transaction Documents to determinations, reserve and capital adequacy requirements, expenses, increased costs, reduced receipts and the like as they pertain to the Lenders shall be deemed also to include those of its Participants; provided that the Borrower shall not be required to pay higher costs, expenses and indemnification amounts pursuant to this sentence than would be required to be paid by the Borrower in the absence of the sale of any participation by any Lender to a Participant as contemplated by this Section 10.03(h). The Lenders and the Program Agent may, in connection with any such participation, disclose to Participants and potential Participants any information relating to the Borrower, the Servicer, SPE I, HL Funding I, LLC, HL Funding II, Inc., the Parent or the Originators, including the Collateral, furnished to the Lenders or the Program Agent by or on behalf of the Borrower, Parent, Servicer or any Originator; provided that, prior to any such disclosure, such Participant or potential Participant agrees to preserve the confidentiality of any such information which is confidential in accordance with the provisions of Section 10.06 hereof.

                                              HL RECEIVABLES FINANCING AGREEMENT

            SECTION 10.04. Costs, Expenses and Taxes.

            (a) Generally. Borrower agrees upon demand to pay, or reimburse the Program Agent for, all of the Program Agent's reasonable internal and external audit, legal, appraisal, valuation, filing, document duplication and reproduction and investigation expenses and for all other reasonable out-of-pocket costs and expenses of every type and nature (including, without limitation, the reasonable fees, expenses and disbursements of the Program Agent's counsel, Sidley Austin LLP, local legal counsel, auditors, accountants, appraisers, printers, and other consultants and agents), incurred by the Program Agent in connection with (i) the Program Agent's audit and investigation of Borrower and its Affiliates in connection with the preparation, negotiation, and execution of the Transaction Documents and the Program Agent's periodic audits of Borrower and its Affiliates; (ii) the preparation, negotiation, execution and interpretation hereof (including, without limitation, the satisfaction or attempted satisfaction of any of the conditions set forth in Article III), the other Transaction Documents and any proposal letter or commitment letter issued in connection therewith and the making of the Advances hereunder; (iii) the creation, perfection or protection of the liens under the Transaction Documents (including, without limitation, any reasonable fees and expenses for local counsel in various jurisdictions); (iv) the ongoing administration hereof and of the Advances, including consultation with attorneys in connection therewith and with respect to the Program Agent's rights and responsibilities hereunder and under the other Transaction Documents; (v) the protection, collection or enforcement of any of the Obligations or the enforcement of any of the Transaction Documents; (vi) the commencement, defense or intervention in any court proceeding relating in any way to the Obligations, the Property, Borrower or Borrower's Affiliates, this Agreement or any of the other Transaction Documents; (vii) the response to, and preparation for, any subpoena or request for document production with which the Program Agent is served or deposition or other proceeding in which the Program Agent is called to testify, in each case, relating in any way to the Obligations, the Property, Borrower or Borrower's Affiliates, this Agreement or any of the other Transaction Documents; and (viii) any amendments, consents, waivers, assignments, restatements, or supplements to any of the Transaction Documents and the preparation, negotiation, and execution of the same.

            (b) Enforcement; Restructuring. Borrower further agrees to pay or reimburse the Program Agent and the Lenders upon demand for all out-of-pocket costs and expenses, including, without limitation, reasonable attorneys' fees for counsel to the Program Agent and one counsel for the Lenders (including allocated costs of internal counsel and costs of settlement), incurred by the Program Agent or any Lender (i) in enforcing any Transaction Document or Obligation or any security therefor or exercising or enforcing any other right or remedy available by reason of any Event of Termination; (ii) in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a "work-out" or in any insolvency or bankruptcy proceeding; (iii) in commencing, defending or intervening in any litigation or in filing a petition, complaint, answer, motion or other pleadings in any legal proceeding relating to the Obligations, the Property, Borrower or Borrower's Affiliates and related to or arising out of the transactions contemplated hereby or by any of the other Transaction Documents; and (iv) in taking any other action in or with respect to any suit or proceeding (bankruptcy or otherwise) described in clauses (i) through (iii) above.

                                              HL RECEIVABLES FINANCING AGREEMENT

            (c) Breakage Costs. Further, the Borrower agrees to pay any and all breakage and other expenses of the Program Agent and the Lenders (including, without limitation, reasonable attorneys' fees and disbursements and the cost including accrued interest, of terminating or transferring any agreements such as interest rate swaps, over-the-counter forward agreements and future contracts engaged by the Lenders or the Program Agent) in connection with any reduction of the Principal relating to the funding or maintenance of any Advance (or portion thereof).

            (d) Indemnification. The terms of this Section 10.04 shall not in any way limit the rights of indemnification granted under Section 9.01 hereof.

            SECTION 10.05. Waiver of Consequential and Punitive Damages. Each of the Servicer and the Borrower agree that no Indemnified Party shall have any liability to them or any of their security holders or creditors in connection with this Agreement, the other Transaction Documents or the transactions contemplated thereby on any theory of liability for any special, indirect, consequential or punitive damages (including, without limitation, any loss of profits, business or anticipated savings). The Borrower shall have no liability to indemnify any Indemnified Party for punitive damages other than arising from a third party claim.

            SECTION 10.06. Confidentiality.

            (a) Each of the Borrower and the Servicer agrees to maintain the confidentiality of this Agreement in communications with third parties and otherwise; provided that this Agreement may be disclosed (i) to third parties to the extent such disclosure is made pursuant to a written agreement of confidentiality in form and substance reasonably satisfactory to the Program Agent, (ii) to the legal counsel and auditors of the Borrower, the Parent, the Originators and the Servicer if they agree to hold it confidential and (iii) to the extent required by applicable law or regulation or by any court, regulatory body or agency having jurisdiction over such party; and provided, further, that such party shall have no obligation of confidentiality in respect of any information which may be generally available to the public or becomes available to the public through no fault of such party.

            (b) Each Lender, and the Program Agent agrees to maintain the confidentiality of all information with respect to the Borrower, each Originator, the Parent or the Receivables (including the Borrower Reports) furnished or delivered to it pursuant to this Agreement; provided, that such information may be disclosed (i) to such party's legal counsel and auditors and to such party's assignees and participants and potential assignees and participants and their respective counsel if they agree to hold it confidential,
(ii) to the nationally recognized statistical rating agencies, (iii) to the extent required by applicable law or regulation or by any court, regulatory body or agency having jurisdiction over such party, (iv) in connection with enforcement of any Beneficiary's rights and remedies hereunder or under the other Transaction Documents, and (v) to any other Person with the Borrower's prior written consent; and provided, further, that such party shall have no obligation of confidentiality in respect of any information which may be generally available to the public or becomes available to the public through no fault of such party. Notwithstanding anything herein to the contrary, the foregoing shall not be construed to prohibit (A) disclosure as required pursuant to the Transaction Documents, (B) disclosure of any and all information (w) if required to do so by any applicable

                                              HL RECEIVABLES FINANCING AGREEMENT
statute, law, rule or regulation, or in working with any taxing authorities or other governmental agencies, (x) to any government agency or regulatory body having or claiming authority to regulate or oversee any respects of the Program Agent's business or that of its affiliates, (y) pursuant to any subpoena, civil investigative demand or similar demand or request of any court, regulatory authority, arbitrator or arbitration to which the Program Agent or any affiliate or an officer, director, employer or shareholder thereof is a party, or (z) to any affiliate, independent or internal auditor, agent, employee or attorney of the Program Agent having a need to know the same, provided that the Program Agent advises such recipient of the confidential nature of the information being disclosed.

            (c) Notwithstanding any other provision herein or in any other Transaction Document, each Lender, and the Program Agent hereby confirms that the Borrower, the Originators and the Servicer (and each employee, representative or other agent of such party) may disclose to any and all Persons, without limitation of any kind, the U.S. tax treatment and U.S. tax structure of the transaction contemplated by this Agreement and the other Transaction Documents.

            SECTION 10.07. GOVERNING LAW. THIS AGREEMENT SHALL, IN ACCORDANCE WITH SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

            SECTION 10.08. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

            SECTION 10.09. Survival of Termination. The provisions of Sections 2.06, 2.07, 6.07, 9.01, 10.01, 10.04, 10.05, 10.06, 10.07, 10.10 and 10.12 shall survive any termination of this Agreement.

            SECTION 10.10. Consent to Jurisdiction.

            (a) Each party hereto hereby irrevocably agrees and submits to the non-exclusive jurisdiction of any New York State or Federal court sitting in New York City in any action or proceeding arising out of or relating to this Agreement or the other Transaction Documents, and each party hereto hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. The parties hereto hereby irrevocably waive, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The Borrower hereby irrevocably appoints CT Corporation (the "Process Agent"), with an office on the date hereof at 111 Eighth Avenue, 13th Floor, New York, New York 10011, United States, as its agent to receive on behalf of the Borrower and its property service of copies of the summons and complaint and any other process which may be served in any such action or proceeding. Such service may be made by mailing or delivering a copy of such process to the Borrower in care of the Process Agent at the Process Agent's above address, and the Borrower hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. The parties hereto agree that a final judgment in any

                                              HL RECEIVABLES FINANCING AGREEMENT
such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit, on the judgment or in any other manner provided by law.

            (b) Each of the Borrower, the Parent, the Servicer and the Originators consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to it at its address specified in Section 10.02. Nothing in this Section 10.10 shall affect the right of any Lender or the Program Agent to serve legal process in any other manner permitted by law.

            (c) To the extent that the Borrower has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Borrower hereby irrevocably waives such immunity in respect of its obligations under this Agreement or any other Transaction Document.

            SECTION 10.11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY DOCUMENT EXECUTED OR DELIVERED PURSUANT HERETO.

            SECTION 10.12. Trust Indenture Act. In the event that CUSA or any of its Affiliates shall be or become an indenture trustee under the Trust Indenture Act of 1939 (as amended, the "Trust Indenture Act") in respect of any securities issued or guaranteed by the Borrower, SPE I, HL Funding I, LLC, HL Funding II, Inc., or any Originator, the parties hereto acknowledge and agree that any payment or property received in satisfaction of or in respect of any obligation of the Borrower, SPE I, HL Funding I, LLC, HL Funding II, Inc. or any Originator hereunder or under any other Transaction Document by or on behalf of CUSA in its capacity as the Program Agent for the benefit of any Lender under any Transaction Document (other than CUSA or an Affiliate of CUSA) and which is applied in accordance with the Transaction Documents shall be deemed to be exempt from the requirements of Section 311 of the Trust Indenture Act pursuant to Section 311(b)(3) of the Trust Indenture Act.

            SECTION 10.13. Electronic Communications.

            (a) Borrower shall provide, and cause each of its Affiliates to provide, to the Program Agent all information, documents and other materials that such Person is obligated to furnish to the Program Agent pursuant to this Agreement and the other Transaction Documents, including, without limitation, all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) relates to any request for Advances, (ii) relates to the payment of any principal or other amount due hereunder prior to the scheduled date therefor, (iii) provides notice of any Event of Termination or Incipient Event of Termination hereunder or (iv) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any Advances or other extension of credit hereunder (all such non-excluded communications being referred to

                                              HL RECEIVABLES FINANCING AGREEMENT
herein collectively as "Communications"), by transmitting the Communications in an electronic/soft medium in a format acceptable to the Program Agent to hien.nugent@citigroup.com, or such other electronic mail address as the Program Agent shall identify in writing to Borrower. In addition, Borrower and its Affiliates shall continue to provide the Communications in writing to the Program Agent in the manner specified in the Transaction Documents but only to the extent requested by the Program Agent.

            (b) Borrower further agrees that the Program Agent may make the Communications available to Borrower and its Affiliates by posting the Communications on Intralinks, Fixed Income Director or a substantially similar electronic transmission system (each such system, the "Platform"). Borrower hereby acknowledges that certain of the Lenders may be "public-side" Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to Borrower or its securities (each, a "Public Lender"), and Borrower hereby agrees that all materials and/or information provided by or on behalf of Borrower hereunder (collectively, the "Borrower Materials") may be posted on the Platform and that (i) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked "PUBLIC" by Borrower, which shall mean, at a minimum, that the word "PUBLIC" shall appear prominently on the first page thereof, (ii) by marking the Borrower Materials "PUBLIC", Borrower shall be deemed to have authorized the Program Agent, the Lenders and their Affiliates to treat such Borrower Materials as not containing any material non-public information with respect to Borrower or its securities for purposes of United States Federal and state securities laws, (iii) all Borrower Materials marked "PUBLIC" are permitted to be made available through a portion of the Platform designated "Public Investor", and (iv) the Program Agent, Lenders and their Affiliates shall be entitled to treat any Borrower Materials that are not so marked "PUBLIC" as being suitable only for posting on a portion of the Platform not designated "Public Investor". Notwithstanding the foregoing, Borrower shall be under no obligation to mark any Borrower Materials "PUBLIC". Nothing in this clause (b) shall limit in any way the applicability of Section
10.06. Nothing in this Section 10.13 shall prejudice the right of the Program Agent to give any notice or other communication pursuant hereto or to any other Transaction Document in any other manner specified herein or therein. Borrower acknowledges that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution.

            (c) The Program Agent agrees that the receipt of the Communications by the Program Agent at its e-mail address set forth in clause (a) above shall constitute effective delivery of the Communications to the Program Agent for purposes of each Transaction Document. Each Lender and Borrower agrees that e-mail notice to it (at the address provided pursuant to the next sentence and deemed delivered as provided in clause (d) below) specifying that Communications have been posted to the Platform shall constitute effective delivery of such Communications to such Person under the Transaction Documents. Each Lender and Borrower agrees (A) to notify the Program Agent in writing (including by electronic communication) from time to time to ensure that the Program Agent has on record an effective e-mail address for such Person to which the foregoing notices may be sent by electronic transmission and (B) that the foregoing notices may be sent to such e-mail address.

            (d) Each party hereto agrees that any electronic communication referred to in this Section 10.13 shall be deemed delivered upon the posting of a record of such

                                              HL RECEIVABLES FINANCING AGREEMENT

Communication as "sent" in the e-mail system of the sending party or, in the case of any such Communication to the Program Agent, upon the posting of a record of such Communication as "received" in the e-mail system of the Program Agent; provided, however, that if such Communication is received by the Program Agent after the normal business hours of the Program Agent, such Communication shall be deemed delivered at the opening of business on the next Business Day for the Program Agent.

            (e) BORROWER FURTHER ACKNOWLEDGES AND AGREES AS FOLLOWS: (A) THE PLATFORM IS PROVIDED "AS IS" AND "AS AVAILABLE"; (B) THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS; AND (C) NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE AGENT PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL THE PROGRAM AGENT OR ANY OF ITS AFFILIATES OR ANY OF THEIR OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ADVISORS OR REPRESENTATIVES (COLLECTIVELY, THE "AGENT PARTIES") HAVE ANY LIABILITY TO BORROWER, ANY SUBSIDIARY OF BORROWER, ANY LENDER OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING, WITHOUT LIMITATION, DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF BORROWER'S OR PROGRAM AGENT'S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT LIABILITY OF ANY AGENT PARTY IS FOUND IN A FINAL NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED PRIMARILY FROM SUCH AGENT PARTY'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

            (f) This Section 10.13 shall terminate on the date that no CUSA Affiliate is the Program Agent under this Agreement.

            SECTION 10.14. USA Patriot Act. Each Lender hereby notifies Borrower that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies Borrower, which information that will allow such Lender to identify Borrower in accordance with its requirements. Borrower shall promptly, following a request by Program Agent or any Lender, provide all documentation and other information that the Program Agent or such Lender reasonably requests in order to comply with its ongoing obligations under applicable "know your customer" and anti-money laundering rules and regulations, including the USA Patriot Act.

            SECTION 10.15. Optional Sale and Release of Certain Receivables.

            (a) Subject to the conditions set forth below, from time to time, the Borrower may sell and assign to the Servicer, all of its right, title and interest in and to all or any portion of

                                              HL RECEIVABLES FINANCING AGREEMENT
any Receivable that has been written off as uncollectible, in each case in connection with a sale by the Servicer of such Receivable to a third party not an Affiliate of Borrower or Servicer. The purchase price for such Receivables shall be paid by the Servicer to the Borrower on the date of such sale and shall equal the fair market value of such Receivables based on the price paid by the third party to the Servicer and shall be acceptable to the Program Agent in its reasonable credit judgment, which may be reduced by an amount agreed upon by the Borrower, the Servicer and the Program Agent in an amount sufficient to compensate the Servicer fairly for the service of arranging such sale. Any such sale by the Borrower of such Receivables (i) shall occur on the same day as the sale from the Servicer to the third party purchaser of the same Receivables,
(ii) shall be without representation, warranty or recourse of any kind by or against Borrower, other than that the Borrower hereby represents to the Servicer that, subject to the satisfaction of the conditions set forth in this Section
10.15 for the release of the Program Agent's security interest in such Receivables shall not be subject to any Lien created by Borrower, and (iii) shall not be governed or evidenced by any document or instrument that has not been previously approved in writing by the Program Agent.

            (b) On or prior to the fifth (5th) Business Day prior to the date on which written-off Receivables as described in the preceding paragraph will be sold by the Borrower (the "Sale Date"), the Borrower shall give the Program Agent written notice upon which the Program Agent may conclusively rely, that all or the designated portion of such Receivables then held by the Borrower are to be sold to Servicer (the "Designated Receivables"). Any such sale shall be effected as of the opening of business on the applicable Sale Date. The Borrower shall be permitted to designate and sell all of its right, title and interest in and to the Designated Receivables to the Servicer only upon satisfaction of the condition that on or prior to the Sale Date, the Borrower shall have delivered to the Program Agent for execution by the Program Agent (1) a written assignment (a "Reassignment") assigning to the Borrower all right, title and interest in and to the Designated Receivables, all Related Security with respect to the Designated Receivables and all proceeds thereof and (2) a computer file or other list of the Designated Receivables.

            (c) Upon satisfaction of the above conditions on or prior to the Sale Date, the Program Agent shall, at the expense of the Borrower, execute and deliver the Reassignment to the Borrower. In addition, the Program Agent shall, at the expense of the Borrower, take all other actions reasonably requested by the Borrower and acceptable to the Program Agent, including facilitating the filing by the Borrower of any UCC-3, upon the written direction of the Borrower, necessary to terminate and release all liens, claims and security interests of the Program Agent in the Designated Receivables, all Related Security with respect to the Designated Receivables and all proceeds thereof created under this Agreement. On the Sale Date, the Borrower shall cause the proceeds of the sale of all Designated Receivables on such Sale Date to be deposited into the Concentration Account.

                                      * * *

                                              HL RECEIVABLES FINANCING AGREEMENT

            IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

      BORROWER:                        HAYES FUNDING II, INC.

                                       By: /s/ GARY FINDLING
                                           -------------------------------------
                                           Name: Gary Findling
                                           Title: Treasurer

      SERVICER:                        HLI OPERATING COMPANY, INC.

                                       By: /s/ GARY FINDLING
                                           -------------------------------------
                                           Name: Gary Findling
                                           Title: Treasurer

              SIGNATURE PAGE TO HL RECEIVABLES FINANCING AGREEMENT

PROGRAM AGENT:                         CITICORP USA, INC.,
                                       as Program Agent

                                       By: /s/ KEITH R. GERDING
                                           -------------------------------------
                                           Name: Keith R. Gerding
                                           VP & Director

LENDERS:                               CITICORP USA, INC., as a Lender

                                       By: /s/ KEITH R. GERDING
                                           -------------------------------------
                                           Name: Keith R. Gerding
                                           Vice President

              SIGNATURE PAGE TO HL RECEIVABLES FINANCING AGREEMENT

                                              BANK OF AMERICA, N.A., as a Lender

                                              By: /s/ ROBERT J. LUND
                                                  ------------------------------
                                                  Name: Robert J. Lund
                                                  Title: Senior Vice President

                                              HL RECEIVABLES FINANCING AGREEMENT

                                          THE CIT GROUP BUSINESS CREDIT, INC.,
                                          as a Lender

                                          By: /s/ ROBERT E. CHIMENTI
                                              ----------------------------------
                                              Name: Robert E. Chimenti
                                              Title: Vice President

                                              HL RECEIVABLES FINANCING AGREEMENT

                                       82